Exhibit (10)(bg)
Execution Version

FINANCING AGREEMENT

By and Among

PERKASIE BOROUGH INDUSTRIAL DEVELOPMENT AUTHORITY

And

MET-PRO CORPORATION

And

BROWN BROTHERS HARRIMAN & CO.

Dated December 30, 2005

Relating to

$4,000,000
Perkasie Borough Industrial Development Authority
Economic Development Revenue Bond
(Met-Pro Corporation Project)
Series 2005

FINANCING AGREEMENT

FINANCING AGREEMENT dated December 30, 2005 (the "Agreement") is made by and among MET-PRO CORPORATION, a corporation organized and existing by virtue of the laws of the Commonwealth of Pennsylvania (the "Borrower"), the PERKASIE BOROUGH INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer"), a body corporate and politic and a public instrumentality of the Commonwealth of Pennsylvania (the "Commonwealth") existing under and by virtue of the Act as herein defined, and BROWN BROTHERS HARRIMAN & CO., a private bank organized as a partnership (the "Bank").

W I T N E S S E T H

WHEREAS, the Issuer was created and exists under the provisions of the Pennsylvania Industrial Development Financing Law (formerly the Industrial and Commercial Development Law), Act of 1957, as from time to time amended (hereinafter referred to collectively as the "Act"), and is empowered under the Act to acquire, by purchase or otherwise, any lands or interest therein or other property for any project and to enter into contracts with respect to the financing of any project; and

WHEREAS, the Borrower has applied to the Issuer for financial assistance in connection with a project (collectively, the "Project") consisting generally of the expansion of its Fybroc Division Plant in Telford, Pennsylvania (the “Site”), as more particularly described in the Application (herein defined), and the payment of the costs and expenses of issuing the Bonds (hereinafter defined), and other appropriate and lawful purposes, and has requested that the Issuer issue its Economic Development Revenue Bond (Met-Pro Corporation Project) Series 2005 (the "Bond"), in the aggregate principal amount of $4,000,000 to fund the costs of the Project; and

WHEREAS, the Bond is being issued pursuant to the Act and a resolution of the Issuer adopted on November 3, 2005 (the "Resolution"); and

WHEREAS, the Issuer intends to sell the Bond to the Bank at the face amount thereof and to lend the proceeds from the sale of the Bond to the Borrower to assist in financing the Project (such loan being hereinafter referred to as the "Loan"), which loan will be repaid by the Borrower in accordance with the terms hereof; and

WHEREAS, payment of the Bond will be secured by an assignment of the Issuer's rights hereunder (other than its rights to payment of certain fees and expenses and to indemnification) to the Bank and its successors and assigns; and

WHEREAS, the obligations of the Borrower hereunder will be secured by (1) a grant to the Bank of a security interest in certain equipment of the Borrower to be financed with the proceeds of the Bond pursuant to a Security Agreement dated of even date herewith (the "Security Agreement"), and (2) a mortgage lien on certain real property and improvements thereon pursuant to an Open-End Mortgage and Security Agreement dated of even date herewith (the "Mortgage"); and

WHEREAS, all acts and things have been done and performed which are necessary to make the Bond, when executed and delivered by the Issuer, the legal, valid and binding limited obligation of the Issuer in accordance with its terms and to make this Agreement a valid and binding agreement;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Bond by the Bank and of the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

 ARTICLE 1.
DEFINITIONS

SECTION 1.1         Definitions.

In this Agreement and any supplement hereto (except as otherwise expressly provided), the following words and terms shall have the meanings specified in the foregoing recitals:

ACT	ISSUER
AGREEMENT	LOAN
BANK	MORTGAGE
BOND	PROJECT
BORROWER	RESOLUTION
COMMONWEALTH	SECURITY AGREEMENT

In addition, the following words and terms shall have the following meanings, unless a different meaning clearly appears from the context:

"AFFILIATE" means, as to any entity, any corporation controlling, controlled by, or under common control with such entity.

"APPLICATION" means the application for financial assistance of the Authority, approved in accordance with the Resolution and submitted to the Department of Community and Economic Development in connection with the financing of the Project.

"AUTHORIZED OFFICER" means in the case of the Issuer, the Chairman or Vice Chairman of the Issuer or any other individual or individuals duly authorized in writing by the Issuer to act on its behalf, and in the case of the Borrower, individuals duly authorized by the Borrower to act on its behalf as provided in the certificate delivered in accordance with Section 7.2(b) hereof.

"BASE RATE" means a fluctuating rate per annum equal to the rate of interest established by the Bank in Philadelphia, Pennsylvania, from time to time as its “base rate” charged by Bank to commercial borrowers in the United States.  The Base Rate is determined from time to time by Bank as a means of pricing some loans to its borrowers. The Base Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by Bank to any particular class or category of customers.  If and when the Base Rate changes, the rate of interest with respect to any advance to which the Base Rate applies will change automatically without notice to Borrower, effective on the date of any such change.

"BOND COUNSEL" means Counsel having a national reputation in the field of municipal and tax-exempt finance whose opinions are generally accepted by purchasers of municipal bonds and who are reasonably satisfactory to the Issuer and the Bank.

"BORROWER FINANCING DOCUMENTS" means this Agreement, each Security Document and the Tax Agreement.

"BUSINESS DAY" means any day other than (i) a Saturday or Sunday or a legal holiday, or (ii) a day on which banking institutions located in the Commonwealth are required or authorized by law or executive order to be closed for commercial banking purposes, or (iii) so long as the Bank is the owner of the Bond, any day on which the Bank's office in Philadelphia, Pennsylvania, is not open for banking business.

“CHANGE OF CONTROL” means an event or series of events by which (i) any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a Controlling Stake in the Borrower, or (ii) (A) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for the Borrower and its subsidiaries taken as a whole) to any Person, or (B) any corporation consolidates with or merges into the Borrower or a subsidiary of the Borrower in a transaction in which all of the outstanding voting stock of the Borrower is changed into or exchanged for cash, securities or other property, other than a transaction solely between the Borrower and a Subsidiary of the Borrower, other than a merger effected exclusively for the purpose of changing the domicile of the Borrower.

"CODE" means the Internal Revenue Code of 1986, as amended, and all applicable regulations promulgated thereunder.

"COLLATERAL" means any of the property in which the Bank is granted a lien or security interest pursuant to the Security Documents.

"CONTROLLING STAKE" means (i) the ownership of more than 30% of the total voting power of the then outstanding voting stock of the Borrower by any “person” or “group;” or (ii) the ownership of more than 20% of the total voting power of the then outstanding voting stock of the Borrower by any “person” or “group” who owned less than five percent (5%) of the voting stock of the Borrower during the prior fiscal year of the Borrower.

"COUNSEL" means an attorney or firm of attorneys duly admitted to the practice of law before the highest court of any state in the United States of America or the District of Columbia.

"CREDIT OBLIGATION" means any obligation for the payment of borrowed money or the installment purchase price of property or on account of a lease of property, in each case of at least $1,000,000 in the aggregate in any one fiscal year of the Borrower.

"CURRENT ASSETS" means cash and cash equivalents, accounts receivable, inventory, marketable securities, prepaid expenses, and other assets that could be converted to cash in less than one year.

"DETERMINATION OF TAXABILITY" means (a) the enactment of legislation to or with the effect that interest payable on the Bond is includable in the gross income of the Bank (provided that the Bank is not a “substantial user” or “related person” as each such term is defined in the Code) under the federal income tax laws, any such determination being deemed to have occurred on the effective date of such legislation; or (b) receipt by the Borrower, the Issuer or the Bank of notice that the Commissioner of Internal Revenue or any district director of the Internal Revenue Service, based upon filings of the Borrower, any review or audit of the Borrower, or any ground whatsoever, shall have determined that a Taxable Event has occurred, or the issuance by the Internal Revenue Service of a preliminary or proposed adverse determination with respect to any examination of the Bond; provided that the Borrower shall have been afforded a reasonable opportunity to appeal such determination, but only so long as (i) the Borrower shall diligently pursue such appeal, and (ii) the Borrower shall provide the Bank with reasonable assurance of payment of all obligations to the Bank in connection with the Bond as a result of an adverse determination of such appeal, and (iii) the prosecution of such appeal does not otherwise adversely affect the Bank in the Bank’s reasonable judgment; or (c) issuance of a published or private ruling or a technical advice memorandum by the Internal Revenue Service, or a determination by any court of competent jurisdiction, that the interest payable on the Bond is includable for federal income tax purposes in the gross income of the Bank (except as aforesaid); or (d) an opinion of Bond Counsel addressed to the Bank that such Bond Counsel cannot conclude that the interest on the Bond qualifies as exempt income under Section 103 of the Code; provided, however, that the Borrower shall have been given thirty (30) days’ notice and an opportunity to consult with such Bond Counsel.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"EVENT OF DEFAULT" means any of the events enumerated in Section 13.1.

“GAAP” means generally accepted accounting principles and practices applied on a consistent basis.

"GOVERNMENT OBLIGATIONS" means direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United Sates of America.

“INDEBTEDNESS” of a Person shall mean:

(a)           All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

(b)           All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)           All obligations of such Person for the deferred purchase price of property or services;

(d)           All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property;

(e)           The face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

(f)           All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

(g)           All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; and

(h)           All obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

"INDEMNIFIED PARTIES" means the Issuer, the Bank, any Person who "controls" the Issuer and the Bank, within the meaning of Section 15 of the Securities Act, any member, officer, director, official or employee of the Issuer and the Bank (including any partner of the Bank) and their respective executors, administrators, heirs, successors and assigns.

"INTEREST PAYMENT DATE" means the third day of each January, April, July and October commencing April 3, 2006.

“LETTER OF CREDIT" means a letter of credit of a bank or other financial institution reasonably acceptable to the Bank, in a stated amount equal to 100% of the then outstanding principal amount of the Bonds plus an amount equal to 100 days' interest on the Bond at an assumed maximum interest rate on the Bond determined by the Bank in the Bank's reasonable judgment based upon then prevailing market interest rates in Philadelphia, Pennsylvania, and having a term of at least one year, which may be drawn upon by the Bank to pay any interest or scheduled principal on the Bond, and containing such other terms and conditions as shall be reasonably satisfactory to the Bank.

“LIEN” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

"LOAN ACCOUNT" has the meaning set forth in Section 8.3 hereof.

"MORTGAGED PROPERTY" means the property subject to the Mortgage.

"OUTSTANDING" shall mean, as of the time in question, the Bond issued and delivered under this Agreement, except all or any portion of the principal amount thereof, as the case may be, such as:

(a)           is cancelled or required to be cancelled under the terms of this Agreement; or

(b)           in substitution for which another Bond has been authenticated and delivered pursuant hereto; or

(c)           is paid in part without presentation and surrender of the Bond in accordance with Section 6.1(f) hereof (but only to the extent of such payments).

"PERSON" means any natural person, firm, association, corporation, limited liability company, partnership or public body.

"PERMITTED CORPORATE TRANSACTIONS" means mergers and acquisitions in which the purchase price does not exceed twenty five million dollars ($25,000,000) in the aggregate in any one fiscal year of the Borrower, provided, however, that at the time of each such transaction, no Event of Default hereunder shall have occurred and then be continuing.

"PERMITTED INDEBTEDNESS" means any of the following:  (i) obligations with respect to the Bond under this Agreement; (ii) the existing term loan in the original amount of $12,000,000 (with a current balance of $3,600,000) from Citizens Bank of Pennsylvania (formerly Mellon Bank, N.A.) pursuant to the 1998 Term Loan Agreement dated October 29, 1998 between the Borrower and such bank; (iii) unsecured working capital lines of credit, revolving credit loans and similar agreements having an aggregate credit availability not to exceed $5,000,000; (iv) purchase money Indebtedness (including capitalized leases) in an aggregate principal amount outstanding not exceeding $1,000,000; and (v) any other Indebtedness to the Bank.

"PERMITTED LIENS" means any of the following:  (i) purchase money liens securing Permitted Indebtedness; (ii) utility, access or other easements and rights of way, restrictions and exceptions which do not materially impair the operation or value thereof; (iii) deposits under workers' compensation, unemployment and social security or similar laws, or to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases to secure indemnity, performance or similar bonds in the ordinary course of business; (iv) liens imposed by law (whether or not inchoate), such as carriers', warehousemen's, materialmen's or mechanics' liens, incurred in good faith in the ordinary course of business, and which are not delinquent, and liens arising out of a judgment or award with respect to which an appeal is being prosecuted, a stay of execution pending such appeal having been secured or applied for and not denied or rendered ineffective; and (v) liens for taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent, or are being contested in good faith and by appropriate proceedings.

"PROJECT COSTS" shall mean the costs of the Project to the extent permitted to be paid pursuant to the Act, including, without limitation, the cost of construction of the Project, the cost of acquisition and installation of machinery and equipment, the costs of issuance of the Bond, and all costs related thereto incurred by the Borrower.

"PROJECT FACILITIES" means the improvements, equipment and other property constituting the Borrower's facilities located at the Fybroc Division Plant in Telford, Pennsylvania, for the improvement of which the Issuer is undertaking the Project.

"RECORD DATE" means, with respect to any Interest Payment Date, the Business Day preceding such Interest Payment Date.

"REGULATIONS" means the United States Treasury Regulations and any pertinent Revenue Rulings, Revenue Procedures, Notices or Announcements promulgated by the Secretary of the Treasury of the United States or by the Internal Revenue Service.

"RESERVED RIGHTS" means the rights of the Issuer to (1) execute and deliver supplements and amendments to the Agreement pursuant to Section 14.1 hereof, (2) be held harmless and indemnified pursuant to Section 15.6 hereof, (3) receive any funds for its own use, whether as administration fees pursuant to Section 8.2 or reimbursement or indemnification pursuant to Section 15.6 hereof, (4) receive notices and other documents, and (5) provide any consent, acceptance or approval with respect to matters as provided herein.

"SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"SECURITY DOCUMENTS" means the Security Agreement and the Mortgage.

"SEC REPORTS" means the Borrower’s most recently filed Annual Report on Form 10-K and the Proxy Statement filed in connection with the Borrower’s most recent annual meeting of stockholders and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the Borrower after January 1, 2005.

"SUBORDINATED LIENS" means Liens that are subordinate to the Security Documents in right of payment to the prior payment and performance of all present and future duties, obligations and liabilities (whether direct or indirect, liquidated or contingent, presently existing or arising in the future) of the Borrower to the Bank in any amount now or hereafter existing, whether or not under this Agreement or any other document, and whether for principal, interest (including, without limitation, interest, after the filing of a petition initiating any proceeding referred to in Section 13.1(d) or (e) hereof), fees, expenses or otherwise.

"TAX AGREEMENT" means the Federal Tax Certificate executed by the Issuer and the Borrower, concurrently with the delivery of the Bond, relating to the expectations of the Issuer and the Borrower with respect to the expenditure of the proceeds of the Bond and the compliance by the Issuer and the Borrower with the provisions of the Code as required to ensure the exclusion from gross income for federal income tax purposes of the interest on the Bond.

"TAXABLE EVENT" means the application of the proceeds of the Bond in such manner, or the occurrence or non-occurrence of any other event (except the enactment of legislation described in clause (a) of the definition of Determination of Taxability above), whether within or without the control of the Borrower, with the result that, under the Code, the interest on the Bond is or becomes includable in the gross income for federal income tax purposes of the Bank (except as aforesaid).

SECTION 1.2   Rules of Contruction.

In this Agreement (except as otherwise expressly provided), the following rules shall apply unless a different meaning clearly appears from the context:

(a)   This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth.

(b)    The section and other headings contained in this Agreement and the table of contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

(c)   Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular the plural, and the part the whole.  The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to a particular provision of this Agreement.

(d)   The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part, such provision shall be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the remaining provisions of this Agreement.

(e)   Words importing the singular number include the plural number and vice versa; and all words importing the masculine gender include the feminine gender.

(f)   All references herein to financial or accounting terms, except as the context may clearly otherwise require, shall be construed in accordance with GAAP.

(g)   All references to the time of any day shall mean Eastern Standard or Daylight Savings Time, as prevailing on the applicable date in Philadelphia, Pennsylvania.

ARTICLE 2.
ISSUER REPRESENTATIONS

The Issuer represents and warrants as follows:

SECTION 2.1   Organization; Authority To Issue Bond.

The Issuer is a body corporate and politic and a public instrumentality of the Commonwealth, duly organized, established and existing under the laws of the Commonwealth, particularly the Act.  The Issuer is authorized to issue the Bond in accordance with the Act and to use the proceeds thereof to make the Loan.

SECTION 2.1   Authorization for Financing.

The Issuer has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by this Agreement, the Bond, the Resolution, and any and all agreements relating thereto and to perform its obligations thereunder and to issue, sell and deliver the Bond to the Bank as provided herein.

SECTION 2.3   Resolution.

Pursuant to the Resolution adopted by the Issuer and still in force and effect, the Issuer has duly authorized the execution, delivery and due performance of this Agreement and the Bond and the Issuer has duly authorized the taking of any and all action as may be required on the part of the Issuer pursuant to the express provisions of this Agreement to perform, give effect to and consummate the transactions contemplated by this Agreement and all approvals necessary in connection with the foregoing have been received.

SECTION 2.4   The Bond.

When the Bond is issued, transferred and delivered in accordance with the provisions of this Agreement, the Bond will have been duly authorized, executed, issued and delivered and will constitute the valid and special and limited obligation of the Issuer payable solely from the revenues and other monies derived by the Issuer from this Agreement.  The Bond shall not be in any way a debt or liability of the Commonwealth or any political subdivision thereof, except the non-recourse obligation of the Issuer, and shall not create or constitute any indebtedness, liability or obligation of the Commonwealth or of any political subdivision thereof, except the non-recourse obligation of the Issuer, either legal, moral or otherwise.  The Bond does not now and shall never constitute a charge against the general credit of the Issuer.

SECTION 2.5   No Conflict or Violation.

The execution and delivery of this Agreement and the Bond and compliance with the provisions thereof, will not conflict with or constitute on the part of the Issuer a violation of the Constitution of the Commonwealth or violation, breach of or default under its By-Laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or, to the knowledge of the Issuer, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties, and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required to be obtained by the Issuer for the consummation of the transactions contemplated thereby have been obtained.

SECTION 2.6   Litigation.

There is no action, suit, proceeding or investigation at law or in equity or before or by any court, public board or body pending or threatened against or affecting the Issuer, or, to the best knowledge of the Issuer, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby, or which in any way would contest or adversely affect the validity of the Bond or this Agreement or the power of the Issuer for the issuance of the Bond, the validity of the Resolution, the validity of, or power of the Issuer to execute and deliver, any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby or the right of the Issuer to finance the Project.

SECTION 2.7   No Repeal.

No authority or proceedings for the issuance of the Bond or documents executed in connection therewith has been repealed, revoked, rescinded or superseded.

SECTION 2.8   Limitations on the Representation and Warranties of the Issuer.

The Issuer makes no representation as to (a) the financial position or business condition of the Borrower, (b) the value of the Project Facilities or any Collateral, or their suitability for any particular purpose or (c) the correctness, completeness or accuracy of any of the statements, materials (financial or otherwise), representations or certifications furnished or to be made by the Borrower in connection with the sale or transfer of the Bond, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE 3.
BORROWER REPRESENTATIONS

The Borrower represents and warrants as follows:

SECTION 3.1   Organization and Existence.

The Borrower is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Pennsylvania, with full power and legal right to enter into the Borrower Financing Documents and to perform its obligations thereunder.  The making and performance by the Borrower of its obligations under this Agreement have been duly authorized by proper corporate action.

SECTION 3.2   Consents.

No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board (including the Board of Governors of the Federal Reserve System), bureau, agency or instrumentality is or will be necessary for the valid execution, delivery or performance by the Borrower of any Borrower Financing Document.

SECTION 3.3   No Conflict or Violation.

The execution and delivery of the Borrower Financing Documents and the consummation of the transactions contemplated thereby does not conflict with or cause or constitute a breach of or default under any bond, contract, indenture, agreement or other instrument to which the Borrower is a party or by which it or its property is bound.

SECTION 3.4   Litigation or Proceedings.

There is no action, suit, proceeding or investigation at law or in equity before or by any court, arbitration board or tribunal, public board or body pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, or, to the best knowledge of the Borrower, any basis therefor, wherein an unfavorable decision, ruling or finding would (i) adversely affect in a material way the transactions contemplated by the Borrower Financing Documents, or any other agreement or instrument to which the Borrower is a party, which is used or contemplated for use in the consummation of the transactions contemplated by the Borrower Financing Documents, or (ii) adversely affect the exemption of interest on the Bond from federal income taxation or any state tax-exemption applicable thereto, or (iii) adversely affect in any material way the operations, financial condition, earnings, prospects or assets of the Borrower except as disclosed in SEC Reports.

SECTION 3.5   Legal and Binding Obligation.

Each of the Borrower Financing Documents is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except to the extent that the enforceability thereof may be limited by the application of general principles of equity.

SECTION 3.6   ERISA.

Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of ERISA, including minimum funding requirements, and (i) no “prohibited transaction” (as defined under ERISA) has occurred with respect to any such plan, (ii) no “reportable event” (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

SECTION 3.7         Indebtedness.

The Borrower is not liable to any Person for indebtedness for money borrowed that is not disclosed in the SEC Reports or has been otherwise disclosed in writing to the Bank.

SECTION 3.8         Contingent Liabilities.

There are no suretyship agreements, guarantees or other contingent liabilities of the Borrower that are not disclosed in the SEC Reports or on the financial statements heretofore provided to the Bank or as otherwise disclosed in writing to the Bank, other than guarantees and indemnification covenants given by the Borrower in the ordinary course of business.

SECTION 3.9         Investment Company Act.

The Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.10       Federal Reserve Regulations.

No indebtedness that is required to be, or will be, reduced or retired from the proceeds of the Bond was incurred for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended), and the Borrower does not own or have any present intention to acquire any such margin stock.

SECTION 3.11       Payment of Taxes.

Except for such amounts as the Borrower is contesting in good faith through proper proceedings, the Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

SECTION 3.12       No Default

The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it is bound, to the extent such default would result in a materially adverse impact on the financial position or condition of the Borrower.

SECTION 3.13       SEC Reports.

As of their respective filing dates, the SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be. The audited consolidated financial statements and unaudited interim financial statements of the Borrower included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis

(except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Borrower as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements.

SECTION 3.14       Title; Encumbrances.

Except as otherwise disclosed in writing to the Bank, the Borrower has good and indefeasible title to, or a valid and binding leasehold in, all of its properties and assets.  The Collateral is not subject to any Lien.

SECTION 3.15       Tax Status of Bond.

The Borrower has not taken any action and knows of no action that any Person has taken or intends to take, and will not take or permit any Person to take, which would cause interest on the Bond to be includable in the gross income of the Bank for federal income tax purposes.

SECTION 3.16       Environmental Laws.

The Borrower, to the best of its knowledge, is in compliance, in all material respects, with all Environmental Laws (as defined below), including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise.  Except as disclosed to the Bank in writing, no litigation, action, proceeding, inquiry, request for information, administrative action or overt investigation arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of the Borrower, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower.  No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best knowledge of the Borrower, has occurred which has not been remediated, on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in violation of any Environmental Law.  As used in this Section, "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority  concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

SECTION 3.17       No False Statements.

As of the date hereof, neither any Borrower Financing Document nor any other document, certificate or statement furnished to the Issuer or the Bank by or on behalf of the Borrower contains any untrue statement of a material fact with respect to the Borrower or omits to state a material fact with respect to the Borrower necessary in order to make the statements contained herein and therein not misleading.  It is specifically understood by the Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by the Issuer as an inducement to make the Loan and issue the Bond and by the Bank to purchase the Bond.

ARTICLE 4.
BANK REPRESENTATIONS

The Bank represents and warrants as follows:

SECTION 4.1         Independent Investigation.

The Bank has made an independent investigation and evaluation of the financial position and business condition of the Borrower and the value of the Project, the Collateral and the Mortgaged Property or has caused such investigation and evaluation of the Borrower and the Project to be made by Persons it deems competent to do so.  All information relating to the business and affairs of the Borrower that the Bank has requested in connection with the transactions referred to herein have been provided to the Bank.  The Bank hereby expressly waives the right to receive such information from the Issuer and relieves the Issuer of any liability for failure to provide such information or for the inclusion in such information or in any of the documents, representations or certifications to be provided by the Borrower under this Agreement of any untrue fact or for the failure therein to include any fact.

SECTION 4.2         Purchase for Own Account.

The Bank is purchasing the Bond for its own account, with the purpose of investment and not with the intention of distribution or resale thereof.  The Bond will not be sold unless registered in accordance with the rules and regulations of the Securities and Exchange Commission or unless the Issuer is furnished with an opinion of Counsel or a "No Action" letter from the Securities and Exchange Commission that such registration is not required.

ARTICLE 5.
THE BOND

SECTION 5.1         Form; Amount and Terms.

(a) In order to provide funds for the Project, the Bond is hereby authorized to be issued in the aggregate principal amount of $4,000,000, and shall be issued as a fully registered Bond, without coupons, substantially in the form set forth as Exhibit "A" hereto, with appropriate insertions and deletions.  The Bond shall be issued in a single denomination equal to the entire outstanding principal amount thereof.

(b) The Bond shall mature on April 6, 2021, shall be subject to optional and mandatory redemption prior to maturity as provided in Section 6.1 hereof and in the Bond and shall bear interest from and including the date thereof, or from the most recent Interest Payment Date to which interest has been fully paid or provided, until payment of the principal thereof shall have been made in accordance with the provisions thereof.  Principal of and interest on the Bond shall be paid as provided for in the form thereof set forth as Exhibit "A" hereto and made a part hereof, and as otherwise set forth in this Agreement.

SECTION 5.2         Payment and Dating of the Bond.

Principal of the Bond shall be payable to the Bank upon presentation and surrender of the Bond at the principal office of the Borrower on the maturity date shown thereon unless previously redeemed by the Issuer pursuant to Section 6.1 hereof.  Interest on the Bond shall be payable on each Interest Payment Date in the manner provided in Section 8.1(c) hereof.  The Bond shall bear interest on overdue principal and, to the extent permitted by law, on overdue interest, at the Base Rate plus 2%. Payment as aforesaid shall be made in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.  Any payment of interest or principal on the Bond that is due on a day that is not a Business Day shall be due on the next succeeding Business Day.

The Bond shall be dated the date of delivery thereof.

SECTION 5.3         Execution

(a) The Bond shall be executed on behalf of the Issuer by its Chairman or Vice Chairman by his or her manual or facsimile signature, and the corporate seal of the Issuer or a facsimile thereof shall be impressed thereon or affixed thereto and attested by its Secretary or Assistant Secretary by his or her manual or facsimile signature.  In case any officer whose signature (or facsimile thereof) shall appear on the Bond shall cease to be such officer before the delivery of the Bond, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such officer had remained in office until delivery.

(b) The Bond shall not be valid or obligatory for any purpose unless and until the Certificate of Authentication attached thereto shall have been duly executed by the Borrower.  The executed certificate of the Borrower upon the Bond shall be conclusive evidence that the Bond has been authenticated and delivered hereunder.  The Borrower is hereby authorized and empowered to authenticate the Bond on the date of execution hereof and to deliver the Bond to the Bank thereof upon receipt of the purchase price therefor in accordance with Section 7.3 hereof.

ARTICLE 6.
REDEMPTION OF BOND BEFORE MATURITY

SECTION 6.1         Redemption of the Bond.

(a)   Optional Redemption; Notice.  The Bond shall be subject to optional redemption by the Issuer, at the written direction of the Borrower, in whole or in part (but if in part in the principal amount of $100,000 or integral multiples of $5,000 in excess thereof), on any date at a price equal to 100% of the principal amount thereof to be redeemed, together with accrued interest to the date of redemption.  The Borrower shall provide the Bank with notice of the date of any optional redemption pursuant to this Section 6.1(a) and the principal amount of the Bond to be redeemed by first-class mail, postage prepaid, sent at least fifteen (15) days before such redemption date to the Bank at the registered address of the Bank appearing in this Agreement as of the close of business on the Business Day prior to such mailing.  On each such redemption date, payment of the redemption price having been made to the Bank as provided herein and in the Bond, the Bond or the portion thereof so called for redemption shall become due and payable on the redemption date and interest shall cease to accrue thereon from and after the redemption date. Any amounts applied to an optional redemption shall reduce the mandatory scheduled redemption obligations of the Issuer described below in the order selected by the Borrower and approved by the Bank (or in the absence of such approval in inverse order of payment obligations).

(b)   Mandatory Scheduled Redemption.  The Outstanding principal of the Bond shall be redeemed in part by the Issuer in 60 equal quarter-annual installments commencing on July 3, 2006, and payable thereafter on each Interest Payment Date, at a redemption price equal to 100% of the principal amount thereof to be redeemed, without premium; provided, however, that the Bank and the Borrower, with notice to the Issuer, may agree to a different schedule of principal amortization provided that (1) no such schedule shall provide for the deferral of the payment of any principal on the Bond beyond the final maturity date thereof, and (2) prior to the effectiveness of such schedule there shall be delivered to the Bank and the Issuer an opinion of Bond Counsel to the effect that the adoption of such schedule will not cause interest on the Bond to no longer by excluded from gross income for Federal income tax purposes.

(c)   Mandatory Redemption at Option of Bank.  At any time on or after June 1, 2012, all or any portion of this Bond shall be redeemed by the Issuer, in whole or in part (but if in part in the principal amount of $100,000 or integral multiples of $5,000 in excess thereof) at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption, upon not less than 180 days written demand, in the form attached as Exhibit "B" to the Agreement, of the Bank, with a copy to the Issuer.  The Bond, or any portion thereof, shall be redeemed, and the redemption of this Bond shall be paid to the owner of this Bond, on the date specified by the Bank. However, if the Bank shall demand the redemption of this Bond in whole pursuant to this paragraph, the Borrower shall have the right to purchase this Bond on any date after the date of the Bank's written demand and prior to the next Business Day preceding the date of the proposed redemption, at a purchase price equal to 100% of the principal amount of this Bond, together with accrued interest to the date of purchase.

Notwithstanding the foregoing, if, prior to the date of redemption otherwise specified in accordance with this subsection, the Borrower shall cause to be delivered to the Bank a Letter of Credit, in form and substance reasonably satisfactory to the Bank, the Bond shall not be subject to mandatory prepayment on the date specified by the Bank, and thereafter, so long as such Letter of Credit shall be in effect, the Bank shall have no right to demand the prepayment of the Bond pursuant to this subsection.

(d)   Mandatory Redemption Upon Determination of Taxability.  On the date of the occurrence of a Determination of Taxability the Bond shall be called for redemption on the date selected by the Borrower, but not more than ninety (90) days following the date of the occurrence of the Determination of Taxability, at a redemption price equal to 100% of the Outstanding principal amount thereof plus accrued interest to the date of redemption.

If there shall have occurred a Determination of Taxability and the Borrower shall fail to give notice thereof within thirty (30) days or shall fail to select a date within ninety (90) days of the date of the occurrence of the Determination of Taxability for the redemption of the Bond as provided in this Section 6.1(e), the Issuer shall call the Bond for redemption on the date ninety (90) days following the date of the occurrence of the Determination of Taxability.

The Issuer or the Borrower, on behalf of the Issuer, shall provide the Bank with notice of the date of a redemption pursuant to this Section 6.1(e) and the principal amount of the Bond to be redeemed by first-class mail, postage prepaid, sent at least fifteen (15) days before such redemption date to the Bank at the address of the Bank appearing in this Agreement as of the close of business on the Business Day prior to such mailing.  On each such redemption date, payment or provision for payment of the redemption price having been made, the Bond or the portion thereof so called for redemption shall become due and payable on the redemption date, and interest shall cease to accrue thereon from and after the redemption date.

(e)   Breakage Fees Upon Redemption.  Upon any redemption of the Bond other than pursuant to paragraph (b) above, the Borrower shall pay to Bank, concurrently therewith, a "breakage fee" equal to the excess, if any, of (A) the amount of interest which otherwise would have accrued on the principal amount so repaid for the period from the date of such repayment to the end of the current quarterly interest period for such amount at the applicable rate of interest for such amount provided for herein over (B) the interest component of the amount the Bank would have bid in the London interbank market for Dollar deposits of leading lenders and amounts comparable to such principal amount and with maturities comparable to such period (it being conclusively presumed for such purpose that Bank shall have purchased funds at the LIBOR Rate (as defined in the Bond).

(f)   Payment Upon Redemption or Prepayment.  Payment in respect of the redemption or prepayment of the Bond shall be made by the Borrower by wire transfer of immediately available funds to the bank account specified by the Bank.  Except in the event of the redemption of the Bond in its entirety, any such redemption shall be made without surrender of the Bond by the Bank for payment, provided that the Borrower's records of such payment shall be conclusive and binding on the Bank, absent manifest error.

ARTICLE 7.
ISSUE OF BOND

SECTION 7.1         Sale and Purchase of the Bond; Loan of Proceeds; Application of Proceeds.

In order to provide funds for the payment of the costs of the Project, the Issuer agrees to issue the Bond, concurrently with the execution and delivery hereof, and to sell the Bond to the Bank.  The Bank shall purchase the Bond at a purchase price of 100% of the principal amount thereof in accordance with the terms and conditions hereof.  The proceeds of the Bond are hereby loaned to the Borrower to be applied to pay Project Costs in accordance with Section 7.3 below.

SECTION 7.2         Delivery of the Bond.

The Issuer will issue and deliver the Bond to the Bank upon payment of the purchase price therefor and the execution and delivery to the Bank of the following:

(a)   Copies of the proceedings of the Issuer relating to the issuance of the Bond duly certified by an Authorized Officer of the Issuer;

(b)   A written certificate by an authorized officer of the Borrower as to the names and signatures of the officers of the Borrower authorized to sign this Agreement and the other documents or certificates of the Borrower to be executed and delivered pursuant hereto.  The Bank may conclusively rely on, and be protected in acting upon, such certificate until it shall receive a further certificate by the Secretary or an Assistant Secretary of the Borrower amending the prior certificate;

(c)   A copy of the resolutions of the Board of the Borrower certified by the Secretary or Assistant Secretary thereof authorizing and approving the execution and delivery of this Agreement and all other documents delivered pursuant to this Agreement, and such other corporate documents and records as the Bank may reasonably request;

(d)   Original executed counterparts of this Agreement, each Security Document, the Tax Agreement and other appropriate documents;

(e)   Opinions in form and substance satisfactory to the Issuer and the Bank dated as of the date of the closing of (i) Counsel for the Issuer, (ii) Bond Counsel and (iii) Counsel for the Borrower;

(f)   Evidence satisfactory to the Bank of the maintenance by the Borrower of insurance as required by Section 11.12 hereof and as required by each Security Document;

(g)   A report of title, in form reasonably satisfactory to the Bank, indicating the absence of any liens or encumbrances with respect to the real property subject to the Mortgage other than Permitted Encumbrances;

(h)   Evidence satisfactory to the Bank of the filing of all UCC-1 financing statements required to perfect the liens and security interests created under the Security Agreement and the assignment by the Issuer to the Bank of its rights hereunder in accordance with Section 10.6 hereof or as necessary to confirm the continuing priority of any lien granted by the Borrower with respect to any of the Collateral; and

(i)   Other customary closing certificates and documents as may reasonably be required by the Bank, the Issuer or by Bond Counsel.

SECTION 7.3         Disposition of Proceeds of the Bond.

Upon the issuance and sale of the Bond in accordance with Article 7 hereof, the Bank shall make one or more advances of the purchase price therefor, in increments of $100,000 or integral multiples of $5,000 in excess thereof, upon requisition of the Borrower in the form attached hereto as Exhibit "C" hereto; provided, however, that (a) certain costs of the Project previously paid by the Borrower or due and payable on the date hereof, including costs of issuing the Bond in an amount not greater than 2% of the principal amount thereof advanced, shall be paid to or upon the order of the Borrower as provided in a closing statement signed by the Borrower and delivered in connection with the sale and delivery of the Bond, and (b) nothing herein shall obligate the Bank to (i) advance funds more frequently than once in each month, (ii) advance such amounts so long as any Event of Default (or any event which with the passage of time or the giving of notice or both would be an Event of Default) shall have occurred or at any time after the Bank shall have demanded redemption of the Bond in accordance with Section 6.1(c) hereof or to advance amounts after July 3, 2006, or (iii) verify the truth or accuracy of any of the information included in any such requisition.

The Issuer shall have the right to receive, upon written request to the Bank, a record of requisitions for advances hereunder.

ARTICLE 8.
LOAN PAYMENTS AND ADDITIONAL SUMS

SECTION 8.1         Loan Payments.

(a)   The Borrower shall pay to the Bank, on behalf of the Issuer, the following sums as loan payments hereunder at the following times, in immediately available funds:

(i)   on each Interest Payment Date during the term of this Agreement, an amount which is sufficient to pay the interest then due on the Bond.  The amount of interest due shall be determined by the Bank and communicated in such manner as the Bank and the Borrower shall mutually agree;

(ii)   on the maturity date of the Bond, the principal amount thereof then maturing; and

(iii)   on the redemption dates established for the Bond to be redeemed pursuant to Section 6.1 hereof (if any), an amount equal to the redemption price due on such date.

(b)   In any event, the sum of the loan payments payable under this Section 8.1 shall be sufficient to pay the total amount due with respect to such principal and redemption price of and interest (including but not limited to interest and late charges payable pursuant to the Bond on any overdue amount) on the Bond, as and when due, and the Borrower shall forthwith pay any deficiency to the Bank.  If at any time the Bond has been fully paid and discharged within the meaning of the terms hereof, the Borrower shall not be obligated to make any further payments under this Section.

(c)   Payment by the Borrower of the loan payments set forth above shall be made by bank wire transfer in immediately available funds to such account of the Bank as the Bank shall designate or by debit of a deposit account maintained by the Borrower with the Bank, in either case as the Bank and the Borrower shall agree.

SECTION 8.2         Payment of Fees, Charges and Expenses.

(a)   The Borrower shall pay to, or upon the order of, the Issuer, upon request of the Issuer, such amounts required to pay the Issuer's customary administrative fees and to pay or reimburse its reasonable administrative expenses in connection with the making by the Issuer of the Loan to the Borrower of the proceeds of the Bond and all other services or actions of the Issuer in connection with this Agreement, as presented to the Borrower at the closing.

(b)   The Borrower (1) will reimburse the Bank on demand for the reasonable costs and expenses of the Bank in connection with the preparation, execution, issuance and delivery of this Agreement, the Bond, the Security Documents and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of Counsel with respect thereto) as presented to the Borrower at the closing, and (2) will reimburse the Bank on demand for the reasonable costs and expenses, if any, of the Bank in connection with the enforcement of this Agreement and the Bond (including the reasonable fees and out-of-pocket expenses of Counsel with respect thereto).

SECTION 8.3         Maintenance of Loan Account.

The Bank shall open and maintain on its books a loan account (the “Loan Account”) with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to the Bank under this Agreement and the Bond.  Unless the Borrower objects in writing to the information contained in a statement delivered to the Borrower by the Bank regarding the Loan Account within thirty (30) days of receipt of such statement, the information contained in such statement and in the Loan Account will, absent manifest error, be conclusive and binding on the Borrower as to the amount at any time due to the Bank from the Borrower under this Agreement and from the Issuer to the Bank under the Bond.  The Issuer shall have the right to receive copies of all statements of the Bank with respect to the Loan Account upon its written request to the Bank.

SECTION 8.4         Repayment.

After payment in full of all sums due hereunder, the Bond shall be marked “paid in full” but retained by the Bank until the regular limitations period within which the Internal Revenue Service may claim the interest payable pursuant to the Bond to be not exempt from federal income taxes has elapsed without such claim being made.  Notwithstanding such marking of the Bond or its return by the Bank, the Borrower shall remain liable for payment of sums, if any, required to be paid under this Agreement.

SECTION 8.5         No Abatement or Setoff.

The Borrower shall pay all loan payments and all additional sums required hereunder without suspension or abatement of any nature, notwithstanding that all or any part of the Borrower's facilities shall have been wholly or partially destroyed, damaged or injured and shall not have been repaired, replaced or rebuilt.  So long as any portion of the Bond remains Outstanding, the obligation of the Borrower to pay all sums due from the Borrower hereunder shall be absolute and unconditional for which the Borrower pledges its full faith and credit and shall not be suspended, abated, reduced, abrogated, waived, diminished or otherwise modified in any manner or to any extent whatsoever, regardless of any rights of setoff, recoupment or counterclaim that the Borrower might otherwise have against the Issuer, the Bank or any other party or parties and regardless of any contingency, act of god, event or cause whatsoever and notwithstanding any circumstances or occurrence that may arise or take place after the date hereof, including but without limiting the generality of the foregoing:

(a)           any damage to or destruction of any part or all of the Borrower's facilities, including the Project Facilities;

(b)           the taking or damaging of any part or all of the Borrower's facilities, by any public authority or agency in the exercise of the power of or in the nature of eminent domain or by way of a conveyance in lieu of such exercise or otherwise;

(c)           any assignment, novation, merger, consolidation, or transfer of assets, whether with or without the approval of the Issuer;

(d)           any failure of the Issuer to perform or observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Agreement and the Bond;

(e)           any act or circumstances that may constitute an eviction or constructive eviction;

(f)           failure of consideration, failure of title or commercial frustration;

(g)           any change in the tax laws or other laws of the United States or of any state or other governmental authority; or

(h)           any determination that the Bond or the interest payable thereon is subject to Federal taxation.

ARTICLE 9.
<Reserved>

ARTICLE 10.
COVENANTS AND AGREEMENTS OF ISSUER

SECTION 10.1       Payment of the Bond.

The Issuer covenants that it will promptly pay, or cause to be paid, the principal and redemption price of and interest on the Bond at the places, on the dates and in the manner provided herein and in the Bond according to the true intent and meaning thereof, but only from the amounts payable by the Borrower under this Agreement.  It is hereby acknowledged and agreed that the Bond is a special obligation of the Issuer payable as above provided, shall not be in any way a debt or liability of the Commonwealth or any political subdivision thereof, except the non-recourse obligation of the Issuer, and shall not create or constitute any indebtedness, liability or obligation of the Commonwealth or any political subdivision thereof, except the non-recourse obligation of the Issuer, either legal, moral or otherwise.  The Bond does not now and shall never constitute a charge against the general credit of the Issuer.

SECTION 10.2       Bond Not to Become Taxable.

The Issuer hereby covenants that, notwithstanding any other provision of this Agreement or any other instrument, it will not make any investment or other use of the proceeds of the Bond which, if such investment or use had been reasonably expected on the date of issue of the Bond, would cause the Bond to be "arbitrage bonds" under Section 148 of the Code and the regulations promulgated thereunder; that it will comply with the requirements of such Section 148 and regulations throughout the term of the Bond; and that it will not take or omit to take any action over which it has control, which action or omission, as the case may be, would impair the exclusion from gross income for federal income tax purposes of the interest on the Bond.  The terms and provisions of the Tax Agreement are hereby incorporated by reference.

SECTION 10.3       Performance of Covenants.

The Issuer covenants that it will faithfully perform at all times all covenants, undertakings, stipulations and provisions contained in this Agreement, in the Bond and in all proceedings of the Issuer pertaining thereto.

SECTION 10.4       Priority of Pledge.

The pledge herein made of certain payments made by the Borrower hereunder shall at no time be impaired by the Issuer and such payments shall not otherwise be pledged and no Persons shall have any rights with respect thereto except as provided herein.

SECTION 10.5       Rights Under Agreement.

The Issuer and the Borrower agree that the Bank may, as owner of the Bond, in its own name or to the extent permitted by law in the name of the Issuer, enforce all rights of the Issuer and all obligations of the Borrower under and pursuant to this Agreement (except the Reserved Rights of the Issuer, and the obligations of the Borrower related thereto, that are not assigned for the benefit of the Bank as specified in Section 10.6 hereof) for and on behalf of the Bank, whether or not the Issuer is in default hereunder.

SECTION 10.6       Assignment to Bank; Security Agreement.

(a)   As security for the performance of the Issuer's obligations hereunder and with respect to the Bond, the Issuer hereby pledges, assigns and conveys to the Bank, and grants to the Bank a security interest in, all right, title and interest of the Issuer in and to this Agreement, and all sums payable in respect of the indebtedness of the Borrower evidenced hereby, other than the Reserved Rights of the Issuer.  The Issuer directs that all payments by the Borrower hereunder (except for payments to the Issuer pursuant to Sections 8.2 or 15.6 hereof) be paid directly to the Bank.  If, notwithstanding these arrangements, the Issuer shall receive any such payments, the Issuer shall immediately pay over the same to the Bank.

(b)   The Borrower consents to such assignment and, except as otherwise provided in subsection (a) hereof, agrees to pay all amounts payable hereunder directly to the Bank.

SECTION 10.7       Instruments of Further Assurance.

The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such agreements supplemental hereto and such further acts, instruments and documents as the Bank may reasonably require for the better assuring, transferring, conveying, pledging and assigning to the Bank the rights assigned hereby for the payment of the principal or redemption price of and interest on the Bond.

SECTION 10.8       Continued Existence, etc.

The Issuer agrees that it will do or cause to be done in a timely manner all things necessary to preserve and keep in full force and effect its existence so long as the Bond remains Outstanding and to carry out the terms of this Agreement.

SECTION 10.9       General Compliance with All Duties.

The Issuer shall faithfully and punctually perform all duties, with respect to the Project required by the Constitution and laws of the Commonwealth, and by the terms and provisions of this Agreement.

SECTION 10.10     Arbitrage Bond Covenant

The Issuer hereby covenants to abide by the representations and agreements made by the Issuer in the Tax Agreement, the terms and provisions of which are herein incorporated by reference.

SECTION 10.11     Enforcement of Duties and Obligations of the Borrower.

The Issuer may, and at the written direction of the Bank shall, take any legally available action to cause the Borrower to fully perform all duties and acts and fully comply with the covenants of the Borrower imposed by this Agreement in the manner and at the times provided therein.  So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under this Agreement, but the Issuer shall not, without the consent of the Bank, amend any of the same so as to diminish the amounts payable thereunder or otherwise so as to adversely affect the Issuer's or the Borrower's ability to perform its covenants under this Agreement.

SECTION 10.12     Inspection of Books.

The Issuer covenants and agrees that all books and documents in its possession relating to the Project and the Bond shall at all reasonable times be open to inspection by such accountants or other agents as the Bank or the Borrower may from time to time designate.

SECTION 10.13     Filing and Recording.

The Issuer, as directed by the Bank, shall cause all documents, statements, memoranda or other instruments to be registered, filed or recorded in such manner and at such places as may be required by law fully to protect the security of the Bank and the right, title and interest of the Bank in and to any moneys or securities held hereunder or any part thereof (including any refilings, continuation statements or such other documents as may be required).

ARTICLE 11.
COVENANTS OF THE BORROWER

SECTION 11.1       Maintenance and Operation of Project Facilities.

The Borrower shall cause the Project Facilities to be maintained in good condition, subject to ordinary wear and tear.  This covenant shall not require the Borrower to operate any portion of the Project Facilities after it is no longer economic to do so.

SECTION 11.2       Completion of Project.

No funds of the Issuer, other than the proceeds of the sale of the Bond, shall be available to pay any of the costs of the Project.  To the extent amounts up to the principal amount of the Bond advanced by the Bank are insufficient to complete the Project, the Borrower shall use its own funds to complete the Project, and in such event the Borrower will not be entitled to any reimbursement from the Issuer or the Bank, nor will it be entitled to any diminution in or postponement of its payments hereunder.  The Borrower hereby covenants that in the acquisition, construction, equipping, maintenance, improvement and operation of the Project Facilities, the Borrower shall at all times comply in all material respects with all applicable building, zoning and land use, environmental protection, sanitary and safety and other laws, rules and regulations and shall not permit a nuisance thereon; but it shall not be a breach of this Section if the Borrower fails to comply with such laws, rules and regulations during any period in which the Borrower shall in good faith be diligently contesting the validity thereof but only so long as such contest does not adversely affect the security for the Bond. Completion of the Project shall be evidenced by the filing with the Bank and the Issuer of a certificate signed by the Borrower stating that the Project has been substantially completed and setting forth any costs of the Project then remaining to be paid.

SECTION 11.3       Bond Not to Become Taxable.

The Borrower hereby covenants to the Issuer and to the Bank that, notwithstanding any other provision of this Agreement or any other instrument, it will not make any investment or other use of the proceeds of the Bond which, if such investment or use had been reasonably expected on the date of issue of the Bond, would cause the Bond to fail to qualify as a “qualified small issue bond” as defined in Section 144(a) of the Code or to be "arbitrage bond" under Section 148 of the Code and the regulations promulgated thereunder; that it will comply with the requirements of Sections 103 and 141 through 150 of the Code and any regulations applicable thereto throughout the term of the Bond; and that it will not take or omit to take any action over which it has control, which action or omission, as the case may be, would impair the exclusion from gross income for federal income tax purposes of the interest on the Bond.  The terms and provisions of the Tax Agreement are hereby incorporated by reference.

SECTION 11.4       Deficiencies in Revenues.

If for any reason amounts paid by the Borrower hereunder would not be sufficient to make payments of principal of and interest on the Bond when and as the same shall become due and payable at maturity or otherwise, the Borrower will pay promptly the amounts required from time to time to make up any such deficiency.

SECTION 11.5       Books and Records; Financial Statements and Other Information.

The Borrower covenants that it shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and financial affairs of the Borrower, in accordance with GAAP.  The Bank and its duly authorized agents shall have the right at all reasonable times to examine and make copies of the books and records of the Borrower.  The Borrower shall furnish to the Bank the following:

(a)   Within ninety (90) days after the last day of each fiscal year of the Borrower, the Borrower shall furnish a copy of the annual audited consolidated and consolidating financial statements of the Borrower prepared in accordance with GAAP which shall be accompanied by an unqualified audit report of the Borrower's independent  public accountants, who shall be reasonably acceptable to the Bank, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of the audit;

(b)   Within forty-five (45) days of the end of each fiscal quarter, the Borrower shall furnish (i) a copy of the Borrower's unaudited consolidated and consolidating financial statements for Borrower for such quarter and for the fiscal year to date, including a balance sheet, income statement and statement of cash flows, and (ii) a letter of the chief executive officer or chief financial officer of the Borrower to the effect that, in the opinion of such officer (A) such unaudited financial statements have been prepared in accordance with GAAP applied on a basis consistent with the Borrower's annual financial statements and reflect all eliminations and adjustments (consisting only of normal recurring adjustments, except as noted in such letter) necessary for a fair presentation of the Borrower's financial position and results of operation for such quarter and the year to date;

(c)   Together with each annual or quarterly financial statements described in (a) and (b) above (or, if applicable, as provided in (d) below), the Borrower shall furnish a letter of the chief executive officer or chief financial officer of the Borrower to the effect that to the best of his or her knowledge, no event has occurred which constitutes or would, with the passage of time or the giving of notice or both, constitute an Event of Default hereunder, or otherwise describing any such event known to such chief financial officer, which letter shall include, in reasonable detail, the calculations demonstrating the compliance or non-compliance by the Borrower, as of the end of such quarter, with each applicable financial covenants set forth in Section 11.16 hereof;

(d)   Notwithstanding the provisions of subsections (a) and (b) above, if and so long as the Borrower is a reporting company subject to the obligation to file periodic financial and other reports with the Securities and Exchange Commission (“SEC”) under section 13 of the Exchange Act, the Borrower shall furnish to the Bank the following, in lieu of the financial information specified in subsections (a) and (b) above:

(i) as soon as available, but in any event not later than the date provision thereof is required by the SEC copies of each annual, quarterly and current report, and any registration statement or prospectus, filed by the Borrower with the SEC; and

(ii) annually, a report and opinion of the Borrower’s independent public accountants prepared in accordance with generally accepted auditing standards and applicable requirements of federal securities laws, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall include an attestation report as to the Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley expressing no concern that would result in such firm’s inability to issue a clean and unqualified audit opinion.

(e)   As soon as practicable, but in any event within ten (10) days of such occurrence, the Borrower shall furnish notice of any material adverse change in the business or financial condition of the Borrower;

(f)   As soon as practicable, but in any event within ten (10) days of the time the Borrower becomes aware thereof (or should have become so aware with the exercise of reasonable diligence), the Borrower shall furnish notice of the institution of (i) any inquiry or investigation, whether formal or informal, with respect to Borrower’s compliance with the federal securities laws, or (ii) any material adverse development with respect to, any suit or proceeding, against the Borrower, which, in the case of either (i) or (ii), the Borrower is required by the Exchange Act to disclose in its SEC Reports;

(g)   As soon as possible, but in any event within ten (10) days after the Borrower becomes aware thereof (or should have become so aware with the exercise of reasonable diligence), the Borrower shall furnish notice of the occurrence of any Event of Default or any Taxable Event or of any act, omission, thing or condition which upon the giving of notice or lapse of time, or both, would or might constitute an Event of Default or Taxable Event, which notice shall describe the Event of Default or Taxable Event or other act, omission, thing or condition in question and shall set forth in detail what action the Borrower proposes to take with respect thereto;

(h)   As soon as possible, but in any event no more than two (2) days after the closing, notice of the occurrence of any Permitted Corporate Transaction in which the purchase price exceeds five million dollars ($5,000,000) in the aggregate in any one fiscal year of the Borrower, and

(i)   Upon request, or within a reasonable time thereafter, the Borrower shall furnish such other information concerning the Borrower and its operations and financial condition and results as the Bank or the Issuer may reasonably request, so long such disclosure does not violate, in the opinion of Borrower’s counsel, the requirements of the Securities Act or the Exchange Act, as the case may be, regarding the disclosure of material non-public information.

The Issuer shall have the right to receive the statements referred to in this Section upon its written request.

SECTION 11.6       Compliance with Applicable Laws.

In the acquisition, construction, equipping, maintenance, improvement and operation of the Project Facilities, the Borrower shall comply in all material respects with the requirements of all applicable building, zoning and land use, environmental protection, sanitary, safety and other laws, rules, regulations and orders of any governmental authority and shall not permit a nuisance thereon, provided that it shall not be a breach of this Section if the Borrower fails to comply with such laws, rules, regulations and orders during any period in which the Borrower shall in good faith be diligently contesting the validity or applicability thereof but only so long as such contest does not adversely affect the security for the Bond.

SECTION 11.7       ERISA.

The Borrower shall comply in all material respects with all applicable provisions of ERISA with respect to each employee benefit plan that is subject to Title IV of ERISA as to which the Borrower has any liability, including minimum funding requirements, and shall not (a) permit to occur any “prohibited transaction” (as defined under ERISA) with respect to any such plan, (b) permit to occur any “reportable event” (as defined under Section 4043 of ERISA) with respect to any such plan which would cause the PBGC to institute proceedings under Section 4042 of ERISA, (c) withdraw from any such plan or initiate steps to do so, except in compliance with ERISA, or (d) take any steps to terminate any such plan, except in compliance with ERISA.

SECTION 11.8       Corporate Existence.

The Borrower covenants that it will preserve and maintain its existence as a corporation under the laws of the Commonwealth of Pennsylvania.

SECTION 11.9       Inspection.

The Borrower covenants that the Issuer, by its duly authorized representatives, and the owner of the Bond at reasonable times, and for purposes of determining compliance with this Agreement may inspect any part of the Borrower's facilities.

SECTION 11.10     Additional Information.

The Borrower, whenever requested by the Issuer, will provide and certify or cause to be provided and certified such information as the Issuer may reasonably require concerning the Borrower, the finances of the Borrower and other topics as the Issuer considers necessary to enable it to make any reports or supply any information required by this Agreement, law, governmental regulation or otherwise.

SECTION 11.11     Payment of Taxes and Impositions.

The Borrower shall pay or cause to be paid to the public officers charged with the collection thereof, promptly as the same become due, all taxes (or contributions or payments in lieu thereof), including but not limited to income, profits or property taxes, which may now or hereafter be imposed by the United States of America, any state or municipality or any political subdivision or subdivisions thereof, and all assessments for public improvements or other assessments, levies, license fees, charges for publicly supplied water or sewer services, excises, franchises, imposts and charges, general and special, ordinary and extraordinary (including interest, penalties and all costs resulting from delayed payment of any of the foregoing) of whatever name, nature and kind and whether or not now within the contemplation of the parties, hereto, which are now or may hereafter be levied, assessed, charged or imposed or which are or may become a lien upon the revenues of the Borrower, the Borrower's facilities, the use or occupation thereof or upon the Borrower or the Issuer, or upon any franchises, businesses, transactions, income, earnings and receipts (gross, net or otherwise) of the Issuer in connection with this Agreement for payment or collection of which the Issuer otherwise would be liable or accountable under any lawful authority whatever; provided, however, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, lien or other matter hereunder so long as the validity thereof is being contested by the Borrower in good faith and by appropriate legal proceedings diligently pursued and neither the Borrower's facilities nor any rent or income therefrom would be in any immediate danger of being sold, forfeited, attached or lost.  The Borrower will, upon request, provide the Issuer and the Bank with copies of any tax returns and receipts for payments of taxes.

SECTION 11.12     Insurance.

(a)   The Borrower shall (i) keep its property and business insured against fire and other hazards (so-called “All Risk” coverage) in amounts not less than current amounts and with companies reasonably satisfactory to the Bank, which policy shall name the Bank as loss payee as its interest may appear, (ii) maintain public liability coverage against claims for personal injuries, death or property damage in an amount deemed reasonable by the Bank, which policy shall name the Issuer and the Bank as additional insureds as their interests may appear, and (iii) maintain all worker's compensation, employment or similar insurance as may be required by applicable law.  The Bank acknowledges that the Borrower’s current provider of such policy is satisfactory to the Bank.  All such All-Risk property insurance shall contain an endorsement identifying the Bank as lienholder and providing for a minimum of thirty (30) days’ written cancellation notice to the Issuer and the Bank.  The Borrower agrees to deliver copies of all of the aforesaid insurance policies to the Issuer and the Bank.  In the event of any loss or damage to the Collateral, the Borrower shall give immediate written notice to the Bank and to its insurers of such loss or damage and shall properly file its proofs of loss with said insurers.  The proceeds of such insurance shall be paid to the Borrower and shall be applied by the Borrower as follows:  (1) if the conditions described in the next sentence shall be satisfied, such proceeds shall be applied by the Borrower to the repair, restoration or replacement of the damaged property, or (2) if the conditions described in the next sentence are not satisfied or to the extent that any such proceeds remain after completion of any repair, restoration or replacement of property under clause (1), such proceeds shall be applied to reduce the principal balance of the Bond or, with the Bank’s written consent, to such other purpose as the Borrower may request.  The conditions referred to in the preceding sentence are as follows:  (i) no Event of Default shall have occurred and then be continuing; (ii) the Project Facilities then shall be operating profitably; (iii) the proceeds of such insurance shall be sufficient to repair, restore or replace such damaged property to profitable operation within a reasonable time; and (iv) if the condition in clause (iii) is not satisfied, the Borrower’s shareholders promptly shall have contributed additional equity to the Borrower in an amount which, together with such insurance proceeds, shall be sufficient to repair, restore or replace such damaged property to profitable operation within a reasonable time.

(b)   The Borrower shall maintain in full force and effect business interruption insurance, in amounts not less than current amounts and with companies reasonably satisfactory to the Bank, but in no event less than an amount necessary to pay the fixed operating costs of the Borrower, including debt service on the Bond for a period of one year.  The Bank acknowledges that the Borrower’s current provider of such policy is satisfactory to the Bank.  The Borrower shall provide the Bank with evidence satisfactory to the Bank of the maintenance of such insurance within thirty (30) days of the date of issuance and delivery of the Bond.

(c)   The provisions of this Section shall be in addition to any similar requirements set forth in the Security Documents.

SECTION 11.13     Further Assurances; Financing Statements.

The Borrower shall perform or cause to be performed any such acts, and execute and cause to be executed any and all further instruments as may be required by law or as shall reasonably be requested by the Issuer or the Bank to carry out or effect the terms of this Agreement.  The Borrower, if required by the Bank, will join with the Issuer and the Bank in executing such financing statements and other documents under the Uniform Commercial Code as in effect in the Commonwealth or other applicable law as the Issuer or Bank may specify and will pay the costs of filing the same in such public offices as the Issuer or Bank shall designate, in order to preserve the security interests granted under this Agreement or any other

Borrower Financing Document.  For purposes of carrying out this provision, the Borrower hereby grants to the Bank an irrevocable power of attorney to execute on its behalf and to file in all appropriate jurisdictions such instruments as shall be required, in the judgment of the Bank, to evidence, perfect or preserve any lien or security interest in favor of the Bank granted in this Agreement or in any other Borrower Financing Document.

SECTION 11.14     Use of Project.

The Borrower shall use or cause the Project to be used as an authorized project for a purpose and use as provided for under the Act and for the use set forth in the Application until payment of the Bond.

SECTION 11.15     Additional Negative Covenants.

So long as the Bond is outstanding, the Borrower shall not, without the written consent of the Bank:

(a)   Corporate Transactions.  Except for Permitted Corporate Transactions, (1) merge or consolidate with any other corporation, partnership, trust or other entity, (2) sell, lease, transfer or otherwise dispose of all or any material portion of its assets in the aggregate other than in the ordinary course of business, (3) directly or through any entity consolidated with the Borrower for financial reporting purposes, purchase any assets other than in the ordinary course of business, or (4) acquire any equity interest in any other corporation, partnership, trust or other entity.  The term “material portion” as used in the foregoing sentence shall mean the sale, lease, transfer or disposal of an asset or group of assets for more than five million dollars ($5,000,000) in any one transaction.

(b)   Nature of Business.  Make any material change in the nature of its business as conducted at the date hereof.  Notwithstanding the forgoing, a Permitted Transaction shall not be deemed a   material change in the nature of the Borrower’s business.

(c)   Subordinated Indebtedness.  The Borrower shall not permit any Lien to exist on the Collateral other than a Subordinated Lien, provided, however, that at the time any Subordinated Lien is created (a) no Event of Default hereunder shall have occurred and then be continuing, (b) the Borrower shall have provided reasonable prior notice to the Bank regarding the proposed terms of such Subordinated Lien in excess of $100,000, (c) such Subordinated Lien does not cause the Borrower to violate the Financial Covenants listed on Schedule 11.16 and (d) the subordinated lender(s) and the Bank shall enter into a subordination agreement on terms reasonably satisfactory to the Bank.

(d)   Encumbrances.  The Borrower shall not create, incur, assume or suffer to exist any Lien with respect to any of its Current Assets unless the Borrower shall have first provided to the Bank a first priority and perfected security interest in the Borrower’s Current Assets as additional Collateral with respect to its obligations hereunder.  Notwithstanding the foregoing, Borrower may create, incur, assume or suffer to exist a Lien with respect to any of the Current Assets acquired in a Permitted Corporate Transaction to the extent such Lien secures amounts due in respect of any outstanding Debt assumed by the Borrower in connection with such Permitted Corporate Transaction.

(e)   Transactions with Partners and Affiliates.  Directly or indirectly, engage in any transaction with (a) any holder of 5% or more of the equity of the Borrower, or (b) any corporation or other entity controlling, controlled by, or under common control with the Borrower or any such holder, on terms that the Exchange Act requires the Borrower to disclose in its SEC Reports.

(f)   Fiscal Year.  Change its fiscal year.

(g)   Change in Organizational Documents.  Amend, or consent to, any amendment or supplement to, their articles or certificate of incorporation, bylaws or other organization document in any manner which would affect the Bank’s security for the Bond or the Borrower’s compliance with the provisions of this Agreement, provided that the Borrower shall provide to the Bank, promptly upon its adoption or effectiveness, a copy of any such amendment or supplement with respect to which the Bank’s consent is not required hereunder.

SECTION 11.16     Financial Covenants.

Financial Covenants are as listed on Schedule 11.16.

SECTION 11.17     Federal Reserve Regulations.

No proceeds of the Bond shall be used by the Borrower, directly or indirectly to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  The Borrower will not, directly or indirectly, otherwise take or permit to be taken any action which would result in the issuance of the Bond or the carrying out of any of the other transactions contemplated by this Agreement, being violative of such Regulation U or of Regulation T (12 C.F.R. 220, as amended) or of Regulation X (12 C.F.R. 224, as amended) or any other regulation of the Board of Governors of the Federal Reserve System.

SECTION 11.18     Nondiscrimination Clause.

During the term of this Agreement, the Borrower agrees, as to itself and as to each occupant of the Project Facilities controlling, controlled by or under common control with the Borrower (each, a "Contractor") as follows:

(a)   In the hiring of any employee(s) for the manufacture of supplies, performance of work, or any other activity required under the contract or any subcontract, the Contractor, subcontractor, or any person acting on behalf of the Contractor or subcontractor shall not, by reason of gender, race, creed, or color, discriminate against any citizen of this Commonwealth who is qualified and available to perform the work to which the employment relates.

(b)   Neither the Contractor nor any subcontractor nor any person on their behalf shall in any manner discriminate against or intimidate any employee involved in the manufacture of supplies, the performance of work, or any other activity required under the contract on account of gender, race, creed, or color.

(c)   Contractors and subcontractors shall establish and maintain a written sexual harassment policy and shall inform their employees of the policy.  The policy must contain a notice that sexual harassment will not be tolerated and employees who practice it will be disciplined.

(d)   Contractors shall not discriminate by reason of gender, race, creed, or color against any subcontractor or supplier who is qualified to perform the work to which the contracts relates.

(e)   The Contractor and each subcontractor shall furnish all necessary employment documents and records to and permit access to their books, records, and accounts by the contracting agency and the Bureau of Contract Administration and Business Development, for purposes of investigation, to ascertain compliance with provisions of this Nondiscrimination/Sexual Harassment Clause.  If the Contractor or any subcontractor does not possess documents or records reflecting the necessary information requested, the Contractor or subcontractor shall furnish such information on reporting forms supplied by the contracting agency or the Bureau of Contract Administration and Business Development.

(f)   The Contractor shall include the provisions of this Nondiscrimination/ Sexual Harassment Clause in every subcontract so that such provisions will be binding upon each subcontractor.

(g)   The Commonwealth may cancel or terminate the contract, and all money due or to become due under the contract may be forfeited for a violation of the terms and conditions of this Nondiscrimination/Sexual Harassment Clause.  In addition, the agency may proceed with debarment or suspension and may place the Contractor in the Contractor Responsibility File.

(h)   The Issuer’s rights under this Section 11.18 shall not be assigned, whether to the Bank or otherwise, notwithstanding anything to the contrary herein.

(i)   The Issuer acknowledges that the acknowledgement of Paul F. Detweiler & Sons Inc. dated September 15, 2005 satisfies the foregoing requirements with respect to such contractor.

SECTION 11.19     Security Documents.

The Borrower acknowledges and agrees that the payment obligations of the Borrower with respect to the Bond are secured as provided in the Security Documents.

ARTICLE 12.
LIMITED OBLIGATION

SECTION 12.1       Source of Payment of the Bond.

The Bond and all payments by the Issuer thereunder are not general obligations of the Issuer but are limited obligations payable by the Issuer solely from the revenues and receipts derived by the Issuer pursuant to this Agreement.  The Bond and the interest thereon shall not be deemed to constitute a debt, liability, general obligation or a pledge of the faith and credit or the taxing power of the Commonwealth or any political subdivision thereof, and do not directly, indirectly or contingently obligate the Commonwealth or any political subdivision thereof to levy or to pledge any form of taxation whatever for the payment of said principal and interest.  Any liability of any kind whatsoever incurred by the Issuer under or by reason of this Agreement shall be payable solely from the proceeds of the Bond and from revenues to be received by the Issuer under the provisions of this Agreement and not from any other fund or source.

ARTICLE 13.
EVENTS OF DEFAULT AND REMEDIES

SECTION 13.1       Events of Default.

Each of the following shall be an "Event of Default" under this Agreement:

(a)   Failure to pay any interest on the Bond prior to the tenth Business Day following any Interest Payment Date; or failure to pay any principal or redemption price of the Bond when due, whether by redemption or at the stated maturity thereof, by acceleration or otherwise; or

(b)   Failure to perform or observe any other of the covenants, agreements or conditions on the part of the Issuer or the Borrower contained in this Agreement including, without limitation, the failure of the Borrower to observe its covenants contained in Section 15.6 hereunder; provided, however, that if such failure shall be curable, no such failure shall constitute an Event of Default hereunder unless and until the Borrower shall have become aware of such failure (or should have become so aware with the exercise of reasonable diligence) and shall not have cured such failure within forty-five (45) days; or

(c)   The occurrence of any default under any Security Document; or

(d)   The Borrower or the Issuer shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking position by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(e)   An involuntary case or other proceeding shall be commenced against the Borrower or the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or the Issuer under the Federal bankruptcy laws as now or hereafter in effect; or

(f)   The occurrence of any Change of Control, unless the Bank has consented in writing to such Change of Control; or

(g)   If the Borrower shall fail to pay any Credit Obligation when due, whether such Credit Obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed, if the effect of such failure is to accelerate, or to permit the holder or holders of such Credit Obligation to accelerate, the maturity of such Credit Obligation, whether or not such failure to perform shall be waived by the holder or holders of such Credit Obligation, unless such waiver has the effect of terminating the right of such holder or holders to accelerate the maturity of such Credit Obligation as a result of such failure; or

(h)   If any default shall occur with respect to any other indebtedness of the Borrower to the Bank; or

(i)   If any representation or warranty by or on behalf of the Borrower made herein or in any report, certificate, financial statement or other instrument, including the Application, shall prove to be false or misleading in any material respect when made.

SECTION 13.2       Acceleration.

If any Event of Default under clause (d) or (e) of Section 13.1 occurs, then the principal of the Bond then Outstanding, together with interest accrued thereon, shall become due and payable immediately without notice or demand.  Upon the occurrence of any Event of Default under Section 13.1 other than an Event of Default under clause (d) or (e), the Bank may, by notice in writing delivered to the Issuer and the Borrower, declare the principal of the Bond and the interest accrued thereon to the date of such acceleration immediately due and payable, and the same shall thereupon become and be immediately due and payable.  Upon any acceleration of the Bond under this Section 13.2, the all amounts payable under Section 6.1(g) and 8.1 hereof shall be immediately due and payable.

SECTION 13.3       Legal Proceedings by Bank.

Upon the occurrence of any Event of Default under Section 13.1 hereof, the Bank may:

(a)   by mandamus, or other suit, action or proceeding at law or in equity, enforce all of its rights as owner of the Bond, and require the Borrower to carry out any other agreements with or for the benefit of the owner of the Bond;

(b)   bring suit upon the Bond;

(c)   by action or suit in law or equity enjoin any acts or things which may be unlawful or in violation of the rights of the owner of the Bond; or

(d)   take or cause to be taken any action available under applicable law as the beneficiary of the liens and security interests and other rights created under the Security Documents.

No remedy conferred upon or reserved to the Bank is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Bank hereunder or now or hereafter existing at law, in equity or by statute.  Nothing herein contained shall affect or impair the right of action, which is absolute and unconditional, of the owner of the Bond to institute suits to enforce payment thereof.

No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

No waiver of any Event of Default hereunder shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

SECTION 13.4       Application of Moneys.

All moneys received by the owner of the Bond upon the exercise of any remedies provided in Section 13.3 hereof shall be applied ratably to the payment of the principal, redemption price and interest then due and unpaid upon the Bond (together with interest on overdue installments of principal and, to the extent permitted by law, on any overdue interest, at the rate per annum specified in the Bond for such overdue installments).

SECTION 13.5       Termination of Proceedings.

In case the Bank shall have proceeded to enforce any right under this Agreement, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Bank and the Borrower shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Bank shall continue as if no such proceedings had been taken.

SECTION 13.6       Waivers of Events of Default; Rescission of Declaration of Maturity.

The Bank may waive any Event of Default under the Agreement and its consequences, or rescind any declaration of maturity of principal of the Bond.  In case of any such waiver or rescission, then and in every such case the Issuer, the Borrower and the Bank, respectively, shall be restored to their former positions and rights under the Agreement, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.  All waivers under this Agreement shall be in writing and a copy of each waiver affecting the Bond shall be delivered to the Issuer and the Borrower.

SECTION 13.7       Notice of Defaults; Opportunity of the Borrower to Cure Defaults.

Anything herein to the contrary notwithstanding, no default specified in Section 13.1(b) or 13.1(h) shall constitute an Event of Default until notice of such default shall have been received by the Borrower and, if such default shall be curable, the Borrower shall have had thirty days after receipt of such notice to correct said default or cause said default to be corrected, and shall not have corrected said default or caused said default to be corrected within the applicable period.

SECTION 13.8       Additional Remedies.

In addition to the above remedies, if the Borrower commits a breach, or threatens to commit a breach of this Agreement, or of any other document executed in connection therewith, the Issuer shall have the right and remedy, without posting bond or other security, to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause immediate and irreparable injury to the Issuer for which money damages may not provide an adequate remedy.

ARTICLE 14.
AMENDMENTS TO AGREEMENT

SECTION 14.1       Amendments to Agreement.

This Agreement may be amended only by the written agreement of the Issuer, the Borrower and the Bank, except that any of the covenants and agreements of the Borrower set forth in Sections 11.5 (except with respect to reports or notices required to be delivered to the Issuer), 11.12, 11.15 and 11.16 hereof may be amended by the Borrower and the Bank, without the consent of the Issuer; provided, however, that prompt written notice of any such amendment shall be provided to the Issuer.

ARTICLE 15.
MISCELLANEOUS

SECTION 15.1       Limitation of Rights.

With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Agreement, or the Bond, is intended or shall be construed to give to any Person, other than the Issuer, the Borrower and the Bank, any legal or equitable right, remedy or claim under or in respect to this Agreement or any covenants, conditions and provisions herein contained; this Agreement and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Issuer, the Borrower and the Bank as herein provided.

SECTION 15.2       Severability.

If any provision of this Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases, because it conflicts with any other provision or provisions hereof or any Constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or Sections in this Agreement contained, shall not affect the remaining portions of this Agreement, or any part thereof.

SECTION 15.3       Notices.

All notices and directions to any party to this Agreement shall be in writing or sent electronically, and, except as otherwise provided, shall be deemed to be sufficiently given if sent registered or certified mail, by facsimile, by e-mail (with receipt confirmed), by overnight national courier service with charges prepaid, or by delivery during business hours to the parties, at the following addresses:

Borrower:

Met-Pro Corporation
160 Cassell Road
P.O. Box 144
Harleysville, Pennsylvania 19438
Attention:  Gary Morgan
Title: Chief Financial Officer
Fax: 215-723-6226
E-mail:  gmorgan@met-pro.com

Issuer:

Perkasie Borough Industrial Development Authority
c/o Fox Rothschild LLP
1250 South Broad Street
Suite 1000
P.O. Box 431
Lansdale, PA 19446

Attention:  Robert A. Walper, Esq.
Fax:  215-699-0231
E-mail: rwalper@foxrothschild.com

Bank:

Brown Brothers Harriman & Co.
1531 Walnut Street
Philadelphia, Pennsylvania 19102
Attention: Donald H. Roberts, Jr.
Title: Senior Vice President
Fax: 215-864-3989
E-Mail:  Don.Roberts@bbh.com

or to such other address as the addressee shall have indicated by prior notice to the one giving the notice or direction in question.  Any notice required to be sent to the owner of the Bond shall be sent to such Bank at the address as shown on the registration books maintained by the Borrower with respect to the Bond.

SECTION 15.4       Acts of Owner of the Bond.

Any action to be taken by the Bank, as the owner of the Bond may be evidenced by a written instrument signed or executed by the Bank in person or by an agent appointed in writing.  The fact and date of the execution by any Person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution.  Any action by the owner of the Bond shall bind any future owner of the Bond.

SECTION 15.5       Exculpation of Issuer.

(a) In the exercise of the power of the Issuer and its members, officers, employees and agents hereunder, including (without limiting the foregoing) the application of moneys and any action taken by it in the Event of Default by the Borrower, neither the Issuer nor its members, officers, employees, or agents shall be accountable to the Borrower or the Bank for any action taken or omitted by it or its members, officers, employees and agents in good faith.  The Issuer and its members, officers, employees, or agents shall be protected in its or their acting upon any paper or document believed by it or them to be genuine, and it or they may conclusively rely upon the advice of Counsel (who may also be Counsel for the Borrower or the Bank) and may (but need not) require further evidence of any fact or matter before taking any action.

(b) All covenants, stipulations, promises, agreements and obligations of the Issuer contained in this Agreement, the Bond or any agreement, instrument or certificate entered into or delivered by the Issuer in connection therewith shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, officer, employee or agent of the Issuer in an individual capacity, and no recourse shall be had for the payment of the Bond or for any claim based thereon or under this Agreement or any agreement, instrument or certificate entered into by the Issuer in connection therewith against any member, officer, employee or agent in an individual capacity.

SECTION 15.6       Indemnification Concerning the Project; Accuracy of Application and
Information in Connection Therewith.

(a)   The Borrower covenants and agrees, at its expense, to pay and to indemnify and save the Indemnified Parties harmless of, from and against, any and all claims, damages, demands, expenses, liabilities, and losses of every kind, character and nature asserted by or on behalf of any Person arising out of, resulting from or in any way connected with the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, financing or sale of, the Project, or any part thereof, except for any claim, damage, demand, expense, liability or loss arising out of the Indemnified Parties' own gross negligence or willful misconduct.

(b)   The Borrower agrees to indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Application and pertaining to the Borrower or the Project or in information submitted to the Issuer or the Bank by the Borrower with respect to the issuance and purchase of the Bond in the Application or otherwise (the "Borrower Information") or caused by any omission or alleged omission of any material fact necessary to be stated in the Borrower Information in order to make such statements in the Application and pertaining to the Borrower Information not misleading or incomplete.  The Borrower shall not, however, indemnify the Issuer or the Bank against claims based upon the bad faith, fraud or deceit of an Indemnified Party or due to an Indemnified Party's gross negligence or willful misconduct.

(c)   In case any action shall be brought against the Indemnified Parties based upon any of the above and in respect to which indemnity may be sought against the Borrower, the party involved may request in writing that the Borrower assume the defense thereof, including the employment of Counsel satisfactory to such party, the payment of all reasonable costs and expenses and the right to negotiate and consent to settlement.  Any one or more of the Indemnified Parties shall have the right to employ separate Counsel in any such action, to participate in defense thereof and the Borrower shall assume the payment of all reasonable costs and expenses with respect thereto.  The Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Borrower or if there be a final judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

(d)   Any provision herein or elsewhere to the contrary notwithstanding, this Section 15.6 shall survive the termination of this Agreement.

(e)    The Borrower will reimburse the Issuer for the reasonable costs and expenses (including reasonable attorneys fees and expenses) of any action taken by the Issuer in connection with any Event of Default by the Borrower.

SECTION 15.7       Counterparts.

This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 15.8       No Personal Recourse.

No recourse shall be had for any claim based on the Agreement or the Bond against any member, officer or employee, past, present or future, of the Issuer or of any successor body as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise.  No covenant, stipulation, obligation or agreement of the Issuer contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future officer, employee or agent of the Issuer in his individual capacity, and any officer, employee or agent of the Issuer executing the Bond shall not be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

SECTION 15.9       Payment of Expenses.

The Borrower (1) will reimburse the Bank on demand for the reasonable costs and expenses of the Bank in connection with the preparation, execution, issuance and delivery of this Agreement, the Bond, the Tax Agreement, the Security Documents and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of Counsel with respect thereto) as presented to the Borrower at the closing and (2) will reimburse the Bank on demand for the reasonable costs and expenses, if any, of the Bank in connection with the enforcement of this Agreement and the Bond (including the reasonable fees and out-of-pocket expenses of Counsel with respect thereto).

SECTION 15.10     Termination.

Upon the payment in full of the principal of and interest and premium, if any, due on the Bond at maturity, or the earlier payment of the redemption price of the Bond then Outstanding (provided that in the case of payment of the redemption price of the Bond, the Bond shall have been redeemed and cancelled on the books of the Borrower), and the payment of, or provision for all other amounts (including expense reimbursements and indemnity payments) due hereunder to the satisfaction of the Issuer, this Agreement and the parties obligations hereunder shall terminate, except for the obligations of the Borrower pursuant to Section 15.6 and Section 15.9, which shall survive the termination of this Agreement.

SECTION 15.11     Judicial Proceedings.

(a)   The Borrower consents and agrees that any judicial proceedings relating in any way to this Agreement may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania.  The Borrower hereby accepts, for itself and its properties, the non-exclusive jurisdiction of such courts, agrees to be bound by any judgments rendered by them in connection with this Agreement, and will not move to transfer any such proceeding to any different court.  The Borrower waives the defense of forum non conveniens in any such action or proceeding.

(b)   Service of process in any proceeding arising out of or relating to this Agreement may be made by any means permitted by the applicable rules of court as then in force, or may be made by any form of mail requiring a signed receipt.

(c)   Nothing herein shall limit the right of the Bank to bring proceedings against the Borrower in the courts of any other jurisdiction or be deemed to constitute a consent to jurisdiction by any party hereto as to Persons not parties to this Agreement or as to matters not relating to this Agreement.

(d)   THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING.  THE BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT WAIVER OF JURY TRIAL IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT HAVE AGREED TO MAKE THE LOAN OR ACCEPT THIS AGREEMENT OR THE BOND WITHOUT SUCH AGREEMENT.

SECTION 15.12     Authorization of Agreement; Agreement to Constitute Contract.

This Agreement is entered into pursuant to the Act and the Resolution and the provisions of this Agreement shall be deemed to be and shall constitute a contract among the Issuer, the Borrower and the Bank.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized all as of the date first above written.

PERKASIE BOROUGH INDUSTRIAL
DEVELOPMENT AUTHORITY

By:	/s/ Patrick Egan
Name: Patrick Egan
Title:

MET-PRO CORPORATION

By:	/s/ Raymond J. De Hont
Name: Raymond J. De Hont
Title: President

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Donald H. Roberts, Jr.
Donald H. Roberts, Jr.
Senior Vice President

EXHIBIT "A"
[FORM OF BOND]

PERKASIE BOROUGH INDUSTRIAL DEVELOPMENT AUTHORITY
Economic Development Revenue Bond
(Met-Pro Corporation Project)
Series 2005

No. R-	$4,000,000

PERKASIE BOROUGH INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer"), a body corporate and politic and a public instrumentality of the Commonwealth of Pennsylvania (the "Commonwealth"), for value received, hereby promises to pay (but only from the special revenues and funds hereinafter described) to BROWN BROTHERS HARRIMAN &  CO., or its registered assigns (the "Bank"), on April 6, 2021, upon the presentation and surrender hereof at the principal office of the Borrower herein described, the principal sum of FOUR MILLION DOLLARS ($4,000,000), or such lesser amount as shall represent the principal amount hereof advanced in accordance with Section 7.3 of the Agreement (hereinafter defined), and to pay (but only out of the sources hereinafter mentioned) interest on said principal sum at the interest rate hereinafter described.  Payment of the principal of and interest on this Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

THIS BOND IS A LIMITED OBLIGATION OF THE ISSUER AND IS PAYABLE SOLELY OUT OF AMOUNTS HELD UNDER THE AGREEMENT (HEREAFTER DESCRIBED) AND AMOUNTS TO BE DERIVED FROM THE AGREEMENT AND IS SECURED AS SET FORTH IN THE AGREEMENT.  THIS BOND AND THE INTEREST HEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY, GENERAL OBLIGATION OR A PLEDGE OF THE FAITH AND CREDIT OR THE TAXING POWER OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY POLITICAL SUBDIVISION THEREOF.  NEITHER THE COMMONWEALTH OF PENNSYLVANIA NOR ANY POLITICAL SUBDIVISION THEREOF NOR THE ISSUER SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF THIS BOND, THE INTEREST HEREON OR OTHER COSTS INCIDENT HERETO EXCEPT FROM THE REVENUES AND FUNDS PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF THIS BOND OR THE INTEREST HEREON OR OTHER COSTS INCIDENT THERETO.

The Agreement and all rights of the Issuer thereunder (except for certain Reserved Rights of the Issuer) has been assigned to the owner of this Bond to secure payment of such principal and interest.

This Bond is one of a duly authorized issue of economic development bonds of the Issuer issued in the original aggregate principal amount of $4,000,000 designated as Perkasie Borough Industrial Development Authority Economic Development Revenue Bond (Met-Pro Corporation Project), Series 2005 (the "Bond"), issued under and pursuant to the constitution and laws of the Commonwealth, including particularly the Pennsylvania Industrial Development Financing Law (formerly the Industrial and Commercial Development Law), Act of 1957, as amended (the "Act"), and the Financing Agreement (the "Agreement") dated December 30, 2005 among the Issuer, Met-Pro Corporation, a Pennsylvania corporation (the "Borrower"), and Brown Brothers Harriman & Co. (the "Bank") for the purpose of undertaking the Project more fully described in the Agreement.  The Issuer has assigned certain of its rights under the Agreement, including its right to receive loan payments from the Borrower thereunder, to the owner of this

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Bond to secure the Issuer's obligations with respect to this Bond.  As security for the payment by the Borrower of its obligations under the Agreement, the Borrower has granted to the Bank as the owner of this Bond and the assignee of the Issuer's rights under the Agreement (i) a security interest in certain property of the Borrower pursuant to a Security Agreement dated December 30, 2005, and (ii) a mortgage lien on certain real property of the Borrower pursuant to an Open-End Mortgage and Security Agreement dated December 30, 2005.  Reference is made to the Agreement for a description, inter alia, of the provisions with respect to the nature and extent of the security for this Bond, the rights, duties, obligations and immunities of the Issuer, the Borrower, and the Bank of this Bond and the terms upon which this Bond is or may be issued or secured and transferred.

The Bond shall be issued in one denomination equal to the entire principal amount hereof.  All payments of principal by the Issuer whether pursuant to optional or mandatory redemption or prepayment or otherwise shall be made directly to the Bank.

INTEREST RATE PROVISIONS

Tax-Exempt Rate.  The rate of interest on this Bond shall be a floating rate equal to the greater of (i) the LIBOR Rate less the LIBOR Adjustment and (ii) 2.50%.

As used herein, the following terms are defined as follows:

“LIBOR Adjustment” means (i) 0.16% (16 basis points), or (ii) if at any time the Borrower shall have delivered to the Bank a Letter of Credit in accordance with Section 6.1(c) of the Agreement, and so long as any such Letter of Credit shall be in effect, 0.66% (66 basis points).

"LIBOR Rate" means the three-month London Inter-Bank Offered Rate (USD-LIBOR-BBA) determined as of the opening of business on each Interest Payment Date, in each case by reference to market reporting services available to banks and financial institutions, by the Bank.

Tax Indemnification.  If at any time, either: (a) in the opinion of counsel for the Bank, any payment of interest or principal or any amount in respect of or measured in whole or in part by reference to interest on or principal of this Bond, shall be subject to a preference tax (meaning a tax imposed by Sections 55-58 of the Code, or any successor sections thereto or any similar federal tax preferences or similar items), excess profits tax or other federal tax on a basis other than as existing on the date of original issuance hereof; or (b) there shall occur any material decrease in the highest marginal tax rate imposed on individuals for federal income tax purposes; or (c) the Bank shall otherwise be subject to any increased cost as a result of any change (whether as a result of a change in law or otherwise) in the tax consequences of ownership of this Bond (including by reason of the disallowance or diminishment of any deduction available to the Bank); then, in any case, upon notice to such effect from the Bank to the Borrower and the Issuer, which notice shall set forth the date as of which any such event shall have occurred, there shall be paid to the Bank, as additional interest on this Bond, an amount which, after giving effect to all taxes, interest and penalties, in addition to any other charges required to be paid by the Bank as a result of such payment, is equal to the amount of any such preference, excess profits or other federal taxes and any interest and penalties, or any other additions to tax, which are payable by the Bank as a consequence of such change (computed on the assumption that taxes are payable by the Bank at the highest marginal statutory rate of tax imposed on individuals), it being the intent and purpose of the parties hereto that the profit of the Bank with respect to the payment of interest to it on this Bond shall not be diminished by any such event (whether through or as a result of direct or indirect federal taxation of the interest on or principal of this Bond, the disallowance or diminishment of a deduction or otherwise).

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Taxable Rate.  Notwithstanding the foregoing, if at any time hereafter, either before or after the payment of the entire principal of and interest on this Bond, there shall be a Determination of Taxability as defined in the Agreement (hereinafter a "Determination of Taxability"), then, in such event, the interest rate on this Bond, as in effect during any period from and after the date of the event giving rise to the Determination of Taxability, shall be the Base Rate plus 2%.  The failure of the Bank to make a demand promptly following a Determination of Taxability shall not alter the rights or obligations of the Issuer or the Bank.  If there is more than one Determination of Taxability, this paragraph shall be fully applicable to each such Determination of Taxability, whether or not the Bank exercised any or all of the rights or remedies that arose under any prior Determination of Taxability, and all the Bank's rights and remedies shall be cumulative except to the extent of any written waiver by the Bank.  If the Bank receives written notice of any Determination of Taxability, it will give prompt written notice thereof to the Borrower and the Issuer, and the Borrower shall have the right to require the Bank to prosecute any administrative or judicial remedies available to it unless the Bank determines, in its sole discretion, that the prosecution of such remedies is against its best interests, provided that the Borrower shall pay all expenses of prosecuting any such remedies.

Default and Overdue Interest.  Upon the occurrence of any Event of Default under the Agreement, and so long as any such Event of Default shall be continuing, the interest rate payable on this Bond in accordance with the provisions set forth above shall be increased by two percent (2%).  This Bond shall bear interest on the overdue principal and, to the extent permitted by law, on overdue interest at the Base Rate plus 2%.

General.  Interest, calculated on the basis of a 360-day year for the actual number of days elapsed, shall accrue daily in each quarterly interest period and shall be payable quarterly in arrears on each Interest Payment Date to the registered owner hereof, as shown on the registration books of the Borrower on the Business Day preceding such Interest Payment Date (a "Record Date").  The interest due hereon shall be calculated by the Bank in accordance with Section 8.1(a)(i) of the Agreement hereinafter described.  Interest on this Bond shall be paid in such manner as the Borrower and the Bank shall agree.

REDEMPTION PROVISIONS

Optional Redemption.  The Bond may be redeemed at the election of the Issuer at the written direction of the Borrower, in whole or in part (but if in part in the principal amount of $100,000 or integral multiples of $5,000 in excess thereof), on any date, at a redemption price equal to the principal amount so redeemed, together with accrued interest to the date of redemption (as defined in the Agreement).  The Borrower shall provide the Bank with notice of the date of any optional redemption pursuant to this paragraph and the principal amount of this Bond to be redeemed by first-class mail, postage prepaid, sent at least fifteen (15) days before such redemption date to the Bank at the registered address of the Bank appearing in the Agreement as of the close of business on the Business Day prior to such mailing.  On each such redemption date, payment of the redemption price having been made to the Bank as provided herein and in the Agreement or the portion thereof so called for redemption shall become due and payable on the redemption date and interest shall cease to accrue thereon from and after the redemption date.  Any amounts applied to an optional redemption shall reduce the mandatory scheduled redemption obligations of the Issuer described below in the order selected by the Borrower and approved by the Bank (or in the absence of such selection and approval in inverse order of payment obligations).

Mandatory Scheduled Redemption.  The Bond shall be redeemed in part by the Issuer in 60 equal quarter-annual installments, commencing July 3, 2006, at a redemption price equal to 100% of the principal amount thereof to be redeemed, without premium; provided, however, that the Bank and the Borrower, with notice to the Issuer, may agree to a different schedule of principal amortization provided that (1) no such

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schedule shall provide for the deferral of the payment of any principal on the Bond beyond the final maturity date thereof, and (2) prior to the effectiveness of such schedule there shall be delivered to the Bank and the Issuer an opinion of Bond Counsel to the effect that the adoption of such schedule will not cause interest on the Bond to no longer by excluded from gross income for Federal income tax purposes.

Mandatory Redemption at Option of Bank.  At any time on or after June 1, 2012, all or any portion of this Bond shall be redeemed by the Issuer, in whole or in part (but if in part in the principal amount of $100,000 or integral multiples of $5,000 in excess thereof) at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption, upon not less than 180 days written demand, in the form attached as Exhibit "B" to the Agreement, of the Bank, with a copy to the Issuer.  The Bond, or any portion thereof, shall be redeemed, and the redemption of this Bond shall be paid to the owner of this Bond, on the date specified by the Bank. However, if the Bank shall demand the redemption of this Bond in whole pursuant to this paragraph, the Borrower shall have the right to purchase this Bond on any date after the date of the Bank's written demand and prior to the next Business Day preceding the date of the proposed redemption, at a purchase price equal to 100% of the principal amount of this Bond, together with accrued interest to the date of purchase.

Notwithstanding the foregoing, if, prior to the date of redemption otherwise specified in accordance with this subsection, the Borrower shall cause to be delivered to the Bank a Letter of Credit, in form and substance reasonably satisfactory to the Bank, the Bond shall not be subject to mandatory prepayment on the date specified by the Bank, and thereafter, so long as such Letter of Credit shall be in effect, the Bank shall have no right to demand the prepayment of the Bond pursuant to this subsection.

Mandatory Redemption Upon Determination of Taxability.  On the date of the occurrence of a Determination of Taxability this Bond shall be called for redemption on the date selected by the Borrower, but not more than ninety (90) days following the date of the occurrence of the Determination of Taxability, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption.

On each such redemption date, payment or provision for payment of the redemption price having been made, this Bond or the portion thereof so called for redemption shall become due and payable on the redemption date, and interest shall cease to accrue thereon from and after the redemption date.

Upon any redemption of the Bond other than pursuant to a Mandatory Schedule Redemption as discussed above, the Borrower shall pay to Bank, concurrently therewith, a "breakage fee" equal to the excess, if any, of (A) the amount of interest which otherwise would have accrued on the principal amount so repaid for the period from the date of such repayment to the end of the current quarterly interest period for such amount at the applicable rate of interest for such amount provided for herein over (B) the interest component of the amount the Bank would have bid in the London interbank market for Dollar deposits of leading lenders and amounts comparable to such principal amount and with maturities comparable to such period (it being conclusively presumed for such purpose that Bank shall have purchased funds at the LIBOR Rate.

In the event of a redemption of this Bond in whole, the redemption price shall be paid to the Bank only upon surrender of this Bond at the principal office of the Borrower or such other place as the Borrower shall designate on such Interest Payment Date.  In the event of a partial optional or mandatory redemption, payment shall be made by wire transfer of immediately available funds without presentation and surrender of this Bond, provided that the Borrower's record of such payment shall be conclusive and binding upon the Bank and each succeeding owner of this Bond, absent manifest error.

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This Bond is transferable, in accordance with the provisions of the Agreement, by the owner hereof or its duly authorized attorney at the designated office of the Borrower, upon surrender of this Bond, accompanied by a duly executed instrument of transfer, in form satisfactory to the Borrower, and upon payment by the owner hereof of any taxes, fees or other governmental charges incident to such transfer.  Upon any such transfer, a new fully-registered Bond in the same aggregate principal amount will be issued to the transferee.  The Person in whose name this Bond is registered may be deemed the owner thereof by the Issuer and the Borrower, and any notice to the contrary shall not be binding upon the Issuer or the Borrower.

The Agreement permits the amendment thereof and the modifications of the rights and obligations of the Issuer and the rights of the owner of this Bond upon the terms set forth therein.  Any consent or waiver by the owner of this Bond shall be conclusive and binding upon such Bank and upon all future owners of this Bond and of any Bond issued upon the transfer of this Bond whether or not notation of such consent or waiver is made hereon.  The Agreement also contains provisions permitting the owner of this Bond to waive certain past defaults under the Agreement and their consequences.

This Bond is issued under and pursuant to, and in full compliance with the laws of the Commonwealth, including particularly the Act, which shall govern its construction, and by appropriate action duly taken by the Issuer which authorizes the execution and delivery of the Agreement and this Bond.

No covenant or agreement contained in this Bond shall be deemed to be the covenant or agreement of any member, officer, attorney, agent or employee of the Issuer in an individual capacity.  No recourse shall be had for the payment of principal, premium, if any, or interest on this Bond or any claim based thereon or on any instruments and documents executed and delivered by the Issuer in connection with the Project, against any officer, member, agent, attorney or employee of the Issuer past, present or future, or any successor body or their representative heirs, personal representatives, successors, as such, either directly or through the Issuer, or any such successor body, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all of such liability being hereby released as a condition of and as a consideration for the execution and delivery of this Bond.

This Bond shall not constitute the personal obligation, either jointly or severally, of any director, officer, employee or agent of the Issuer.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Agreement and issuance of this Bond do exist, have happened, exist and have been performed.

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IN WITNESS WHEREOF, the Perkasie Borough Industrial Development Authority has caused this Bond to be executed in its name by the manual or facsimile signature of its __________________, and the manual impression or facsimile of its corporate seal to be affixed hereto and attested by the manual or facsimile signature of its [Assistant] Secretary.

Dated:  ________, 2005

[SEAL]	PERKASIE BOROUGH INDUSTRIAL
DEVELOPMENT AUTHORITY

Attest:

By:	By:
Name:	Name:
Title:	Title:

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AUTHENTICATION CERTIFICATE

This Bond is the Bond of the issue described in the within-mentioned Agreement, entitled to the benefits thereof.

Date of Authentication:

MET-PRO CORPORATION

By:
Name:
Title:

7

EXHIBIT "B"

NOTICE OF MANDATORY REDEMPTION

To:          MET-PRO CORPORATION
   <Address>

Attention:

The undersigned, being the owner of the Bond issued under and pursuant to that certain Financing Agreement dated as of _____________ (the "Agreement"), among the Perkasie Borough Industrial Development Authority (the "Issuer"), Met-Pro Corporation (the "Borrower") and Brown Brothers, Harriman & Co., hereby irrevocably elects that [$             *] of the principal amount of the Bond shall be redeemed by the Issuer on __________ [DATE TO BE SPECIFIED BY THE BANK].

If the Bond is to be redeemed in full, the undersigned shall surrender the Bond, duly endorsed for transfer or accompanied by a bond power endorsed in blank, to the Borrower at its office at the address set forth in the Agreement against payment of the redemption price.

If the Bond is to be redeemed in part, payment of the redemption price shall be made on the redemption date to or to the order of the undersigned, as hereby authorized, as follows:

By Wire Transfer:	By Check:

Bank:____________________	Payee:_____________________
ABA No.:_________________	Address:___________________
Credit:____________________	___________________________
Instructions:________________	___________________________
__________________________	___________________________

All capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

Dated:

Signature of Bank or Authorized Representative

Tax Identification Number of Bank

*	if less than all of the principal amount of the Bond is to be redeemed, the principal amount to be redeemed shall be $100,000 or any integral multiple of $5,000 in excess thereof.

B-1

EXHIBIT "C"

FORM OF REQUISITION

BROWN BROTHERS HARRIMAN & CO.

Attention:____________________

RE:           Requisition No. ____

Gentlemen:

We hereby request that you advance funds in accordance with Section 7.3 of the Financing Agreement dated _______________ (the "Agreement"), among the Perkasie Borough Industrial Development Authority (the "Issuer"), Met-Pro Corporation (the "Borrower") and you, in the following amounts to the following named persons:

Payee                                                      Amount

We hereby certify as follows:

1.           The nature of the property and amount of costs of the Project covered by this requisition is described herein.

2.           The amounts requisitioned hereunder (a) are for Project Costs which have not been the basis of a prior or contemporaneous requisition or of a prior payment of an external loan or of a prior reimbursement of internal advances and which have not been paid from gifts or grants received by us for the Project; (b) are for work actually performed or material, equipment or other property actually supplied for the Project in accordance with the applicable plans and specifications; and (c) contain no amount entitled to be retained.

3.           The work and material, equipment or other property covered by this requisition have been performed or delivered to us and are in accordance in all material respects with all applicable building, zoning, land use, environmental protection, sanitary, safety and educational laws, rules and regulations, all applicable grant, reimbursement and insurance requirements and the provisions of the Agreement; and all permits, licenses and approvals required for the items covered by this requisition have been obtained.

4.           All property provided by the net proceeds of the Bond is owned by the Borrower.

C-1

All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

Date:______________

MET-PRO CORPORATION

By:
Name:
Title:

C-2

SCHEDULE 11.16

FINANCIAL COVENANTS

So long as any part of the Bond remains Outstanding, the Borrower shall comply with each of the following financial covenants.  As used in this Section (and in each definition applicable hereto), the term “Borrower” means the Borrower and each of its consolidated subsidiaries (if any) on a consolidated or combined basis.

(a)           Fixed Charges Coverage Ratio. As of the last day of each fiscal quarter, the Fixed Charges Coverage Ratio, as measured on a four quarter basis of the four most recent quarters, shall not be less than 1.05 to 1.00.

(b)           Leverage Ratio. As measured on a quarterly basis, the Leverage Ratio shall not at any time exceed 1.20 to 1.00.

As used herein, the following definitions shall apply:

“CAPITAL EXPENDITURES” of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).

“FIXED CHARGES COVERAGE RATIO” for any period shall mean the ratio of (a) the sum of (i) Net Income for such period, plus (ii) depreciation and amortization for such period, plus (iii) accrued and unpaid interest on Indebtedness for such period, less extraordinary gains, to (b) the sum of (v) Capital Expenditures for Maintenance for such period, plus (x) scheduled principal payments under all Indebtedness for such period, plus (y) accrued and unpaid interest on Indebtedness for such period, plus (z) Stock Payments, as presented in the Borrower’s statement of cash flows for such period prepared in conformity with GAAP.  For purposes of this definition only, (1) “Capital Expenditures for Maintenance” shall mean the lesser of (a) the amount of One Million Three Hundred Thousand Dollars ($1,300,000) or (b) total Capital Expenditures for the most recent fiscal year, and (2) “Stock Payments” shall exclude treasury stock transactions of up to twenty five percent (25%) of the net worth of the Borrower (determined according to GAAP) consummated by Borrower during any one fiscal year.

“LEVERAGE RATIO” at any time shall mean the ratio of (a) aggregate liabilities of the Borrower, determined in accordance with GAAP, to (b) Tangible Net Worth.

“LIABILITIES” shall mean “liabilities” as determined in accordance with GAAP.

“STOCK PAYMENT” by the Borrower shall mean any dividend, distribution or payment in cash on account of or in respect of any shares of the capital stock (or warrants, options or rights therefore) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of the Borrower, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

“TANGIBLE NET WORTH” means the total amount of stockholder’s equity of the Borrower at such time determined in accordance with GAAP, except that there shall be deducted therefrom the book

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value of all intangible assets of the Borrower at such time determined on the consolidated basis in accordance with GAAP.

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